UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, OCTOBER 25, 2022

9:00 A.M. EASTERN TIME

HEADQUARTERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.

1 Applied Plaza

East 36th Street and Euclid Avenue

Cleveland, Ohio, 44115

(216) 426-4000

www.applied.com

HOW TO VOTE

Your vote is important! Whether or not you expect to attend the meeting, please promptly vote via the Internet, by phone, or by executing and returning the enclosed proxy card in the postage-paid envelope provided. Voting early will help avoid additional solicitation costs.

TO THE SHAREHOLDERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.:

We are pleased to invite you to our 2022 annual meeting of shareholders. The meeting will be at our headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, 44115, on Tuesday, October 25, 2022, at 9:00 a.m. Eastern Time. The meeting will be held for the following purposes:

1.  To elect three directors.

2.  To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the attached proxy statement.

3.  To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2023.

Shareholders of record at the close of business on August 26, 2022, are entitled to vote at the meeting. The transfer books will not be closed. A list of shareholders as of the record date will be available for examination at the meeting.

The attached proxy statement describes the business of the meeting and provides information about our corporate governance.

Fred D. Bauer

Vice President-General Counsel & Secretary

September 9, 2022

VOTING FOR REGISTERED AND RETIREMENT SAVINGS PLAN HOLDERS:
By Internet Using Your Tablet or Smart Phone Scan the QR code on your proxy card to vote with your mobile device
By Phone Call 1-800-652-VOTE (8683) in the U.S. or Canada to vote
By Internet Using Your Computer Visit www.investorvote.com/AIT
By Mail Cast your ballot, sign your proxy card, and return by free post
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 25, 2022.
The Proxy Statement and 2022 Annual Report to Shareholders are available at WWW.APPLIED.COM/ACCESS-PROXY

Proxy Statement Table of Contents

PROXY STATEMENT TABLE OF CONTENTS

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

02	Proxy Statement Highlights

04	Introduction and Voting Information

06	ITEM 1: Election of Directors

12	Corporate Governance

12	Corporate Governance Documents

12	Board Matrix

13	Director Independence

13	Director Attendance at Meetings

13	Membership on Other Boards

13	Meetings of Non-Management Directors

13	Board Leadership Structure

13	Committees

15	Board’s Role in Risk Oversight

15	Communications with Board of Directors

15	Director Nominations

16	Transactions with Related Persons

17	Director Compensation

17	Compensation Review

17	Components of Compensation Program

18	Stock Ownership Guideline

18	Director Compensation Table

19	Holdings of Major Shareholders, Officers, and Directors

20	Executive Compensation

20	Compensation Discussion and Analysis

36	Summary Compensation Table

38	Grants of Plan-Based Awards Table

39	Outstanding Equity Awards at Fiscal Year-End Table

40	Option Exercises and Stock Vested Table

40	Nonqualified Deferred Compensation

41	Pension Plans

42	Potential Payments upon Termination or Change in Control

51	CEO Pay Ratio Disclosure

51	Compensation Committee Report

52	ITEM 2: Advisory (Nonbinding) Vote to Approve Executive Compensation

54	ITEM 3: Vote to Ratify Appointment of Independent Auditors

55	Audit Committee Report

56	Delinquent Section 16(a) Reports

56	Shareholder Proposals and Nominee Submissions for 2023 Annual Meeting

56	Householding Information

56	Other Matters

Applied Industrial Technologies 2022 Proxy Statement	1

Proxy Statement Highlights

PROXY STATEMENT HIGHLIGHTS

The highlights below include information that you will find elsewhere in this proxy statement. The highlights do not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting. Information regarding the logistics of the annual meeting begins on page 4.

Proposals and Board Recommendations

The Board of Directors makes the following voting recommendations to shareholders for the annual meeting:

Proposal	Board’s Voting Recommendation	Page

Item 1: Election of Directors	FOR each Nominee	6

Item 2: Advisory (Nonbinding) Vote to Approve Executive Compensation	FOR	52

Item 3: Vote to Ratify Appointment of Independent Auditors	FOR	54

Director Nominees

Nominee	Age	Director Since	Principal Occupation	Independent

Mary Dean Hall	65	2019	Executive Vice President and Chief Financial Officer, Ingevity Corporation	Yes

Dan P. Komnenovich	70	2012	Former President and Chief Executive Officer, Aviall, Inc.	Yes

Joe A. Raver	56	2017	Former President and Chief Executive Officer, Hillenbrand, Inc.	Yes

Additional information about the nominees and the other continuing directors is on pages 6-11.

Corporate Governance Highlights

Independence

●   The Board Chairman is an independent director.

●   All directors are independent, except for our Chief Executive Officer.

●   The independent directors meet regularly in private executive sessions without management.

●   The Board’s Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees are each composed solely of independent directors.

Board Oversight of Risk Management

●   The Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

●   We have four Audit Committee financial experts.

Board Evaluations, Refreshment, and Composition

●   Our Board and its key committees perform annual self-evaluations.

●   The evaluations contribute to efforts to ensure that the Board continues to be composed of members with diverse experiences, attributes, and skills.

●   Five directors are actively employed public company executives.

●   Four current or former public company chief executive officers currently serve on the Board.

●   We have adopted limits on the number of other public company boards on which our directors may serve.

●   Director tenures range from 0 to 17 years, average of 7 years.

●   Director ages range from 50 to 70 years, average of 60 years.

Stock Ownership Guidelines

●   We expect each non-employee director to own, within five years after joining the Board, Applied shares valued at a minimum of five times the annual retainer fees.

●   Executive officers are expected not to dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition: 5x for the Chief Executive Officer, 3x for other executive officers.

Additional information about our corporate governance is on pages 12-16.

2	Applied Industrial Technologies 2022 Proxy Statement

Proxy Statement Highlights

Business Performance Highlights

Business momentum continued during 2022 and Applied achieved record financial results, supported by our competitive market position and operating discipline amid ongoing inflationary and supply chain pressures.

NET SALES (RECORD) $3.81 BILLION	CASH PROVIDED BY OPERATING ACTIVITIES $187.6 MILLION

NET INCOME (RECORD) $257.4 MILLION	CASH RETURNED TO SHAREHOLDERS (Dividends + Share Repurchases) $65.6 MILLION

Net sales rose 17.8% and net income rose 77.8%.

Total shareholder return, considering the change in our stock price and reinvested dividends, rose 7.1% for the year and 78.2% over the five years ended June 30, 2022.

For a detailed review of our performance, see Applied’s 2022 Annual Report on Form 10-K.

Executive Compensation Highlights

Our executive pay is targeted to be competitive with market medians for similar positions in peer distribution industry companies. Actual pay depends in large part on performance relative to goals and how our stock price performs in response.

The chart below shows the mix of targeted opportunities provided in 2022 to our Chief Executive Officer, Neil A. Schrimsher, in the forms of base salary, annual incentive pay, and long-term incentive pay (awarded in equity-based instruments).

In line with results that exceeded pre-established target incentive goals, the named executive officers earned annual incentive pay at an average of 166.6% of their individual target values, and 2022 achievements under the three-year performance share programs averaged 172.0% of target shares.

For a detailed review of our executive compensation, see pages 20-51 of this proxy statement.

Approval of the Compensation of the Named Executive Officers

We provide shareholders the opportunity to approve, through a nonbinding, advisory vote, the compensation of our named executive officers as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. The proposal is described on pages 52-54.

Ratification of Appointment of Independent Auditors

Subject to shareholder ratification, the Board’s Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2023. The committee made the appointment after evaluating the firm and its performance. We seek the shareholders’ ratification of the appointment as described on page 54.

Applied Industrial Technologies 2022 Proxy Statement	3

Introduction and Voting Information

INTRODUCTION AND VOTING INFORMATION

In this statement, “we,” “our,” “us,” and “Applied” refer to Applied Industrial Technologies, Inc., an Ohio corporation. Our common stock, without par value, is listed on the New York Stock Exchange with the ticker symbol “AIT.”

Q:    What is the proxy statement’s purpose?

A:

The proxy statement summarizes information you need to vote at our 2022 annual meeting of shareholders to be held on Tuesday, October 25, 2022, at 9:00 a.m. ET, at our headquarters, and any adjournment of the meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and accompanying proxy card are being sent to record date shareholders on or about September 9, 2022.

Q:     On what matters are shareholders voting?

A:      1.  To elect three directors;

2.	To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the proxy statement; and,

3.	To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2023.

Q:     Who may vote and what constitutes a quorum at the meeting?

A:

Only shareholders of record at the close of business on August 26, 2022, may vote. As of that date, there were 38,571,362 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum. A quorum is necessary for valid action to be taken at the meeting.

We have no class or series of shares outstanding other than our common stock.

Q:     How many votes do I have?

A:	Each shareholder is entitled to one vote per share.

Q:    How do I vote?

A:	The answer depends on whether you hold shares directly in your name, or through a broker, trustee, or other nominee, such as a bank.

●	Shareholder of record. If your shares are registered in your name with our registrar, Computershare Trust Company, N.A., you are the shareholder of record and these proxy materials were sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares via the Internet, by phone, or by mailing your signed proxy card in the postage-paid envelope provided. The card provides voting instructions.

●	Beneficial owner. If your shares are held in a brokerage account, or by a trustee or another nominee, then that other person is considered the shareholder of record. We sent these proxy materials to that person, and they were forwarded to you with a voting instructions card. As the shares’ beneficial owner, you may direct your broker, trustee, or other nominee how to vote, and you are also invited to attend the meeting. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you.

●	Beneficial owner of shares held in Applied’s Retirement Savings Plan. If you own shares in this plan, you may provide the plan trustee with instructions on how to vote your shares via the Internet, by phone, or by mailing in your signed voting instructions card.

Votes submitted online or by phone for shares held in the Retirement Savings Plan must be received by Thursday, October 20, 2022; votes online or by phone for other shares must be received by Monday, October 24, 2022.

If you attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, trustee, or other nominee, you must bring a valid proxy from that party giving you the right to vote the shares.

Q:    What if I don’t indicate my voting choices?

A:

If Applied receives your proxy in time to use at the meeting, your shares will be voted according to your instructions. If you have not indicated otherwise on the proxy, your shares will be voted as the Board recommends on the matters identified above. In addition, the proxies will vote your shares according to their judgment on other matters properly brought before the meeting.

4	Applied Industrial Technologies 2022 Proxy Statement

    Introduction and Voting Information

Q:     What effect do abstentions and broker non-votes have?

A:

Brokers holding shares for beneficial owners must vote the shares according to the owners’ instructions. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange (“NYSE”) rules preclude brokers from exercising discretion relative to a specific type of proposal – in this case, the result is a “broker non-vote.”

Abstentions and broker non-votes will affect voting at the meeting as follows:

●	Item 1. Broker non-votes will not affect the vote’s outcome because, under Ohio law, the properly nominated director candidates receiving the greatest number of votes will be elected.

●	Item 2. Approval of the company’s executive compensation requires that more votes be cast for than against the proposal. Abstentions and broker non-votes will not affect the outcome.

●	Item 3. The affirmative vote of a majority of the votes cast at the meeting is required to ratify the Audit Committee’s appointment of independent auditors. In determining votes cast on the item, abstentions will not count as votes cast and, accordingly, will not affect the outcome. Brokers have discretionary authority to vote on Item 3, so there should be no broker non-votes on that item.

Q:     What happens if a director candidate receives less than a majority of the votes cast?

A:

Applied has adopted a policy applicable to uncontested director elections. If a nominee receives a greater number of votes “withheld” than votes “for” election, then promptly following certification of the shareholder vote the nominee shall submit, in writing, to the Board’s Chairman, the nominee’s resignation as a director. The Chairman shall promptly communicate the submission to the Board’s Corporate Governance & Sustainability Committee. Notwithstanding the resignation, the Corporate Governance & Sustainability Committee may recommend to the Board that the nominee be asked to serve as a director for the term of election and under such arrangements as are approved by the committee. If the committee fails to make such a recommendation within 30 days following certification of the shareholder vote, or if the committee earlier determines to accept the resignation, the director’s resignation shall be effective as of that date. If the committee recommends the director be asked to serve the term notwithstanding the majority withheld vote, the Board shall act promptly (and in any event, within 90 days following certification of the shareholder vote) on the recommendation.

Additional information about the policy is included in Applied’s Board of Directors Governance Principles and Practices, available via hyperlink from the investor relations area of Applied’s website at www.applied.com.

Q:     What does it mean if I receive multiple sets of proxy materials?

A:	Receiving multiple sets usually means your shares are held in different names or different accounts. Please respond to all the proxy solicitation requests to ensure your shares are voted.

Q:     May I revoke my proxy?

A:

You may revoke your proxy before it is voted at the meeting by notifying Applied’s Secretary in writing, voting a second time via the Internet or by telephone, returning a later-dated proxy card, or voting in person. Your presence at the meeting will not by itself revoke the proxy.

Q:     Who pays the costs of soliciting proxies?

A:

Applied pays the costs. We will also pay the standard charges and expenses of brokers or other nominees for forwarding these materials to, and obtaining proxies from, beneficial owners. Directors, officers, and other employees, acting on our behalf, may solicit proxies. We have also retained Morrow Sodali LLC, at an estimated fee of $8,000 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally and by telephone, facsimile, or other electronic means.

Q:     Who counts the votes?

A:	Computershare Trust Company, N.A., will be the inspector of election and tabulate votes.

Applied Industrial Technologies 2022 Proxy Statement	5

Election of Directors

ITEM 1: ELECTION OF DIRECTORS

Applied’s Code of Regulations divides our Board into three classes. The directors in each class are elected for three-year terms so that the term of one class expires at each annual meeting. At the 2022 annual meeting, the shareholders will elect directors for a three-year term expiring in 2025 or until their successors have been elected and qualified. Pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

The Corporate Governance & Sustainability Committee recommended, and the Board nominated, three incumbents for election as directors: Mary Dean Hall, Dan P. Komnenovich, and Joe A. Raver. The shareholders most recently elected the nominees at the 2019 annual meeting. Their terms expire this year and the Board renominated them following the Corporate Governance & Sustainability Committee’s review and evaluation of their performance. Directors serving terms expiring in 2023 and 2024 will continue in office.

The proxies named on the proxy card accompanying the materials sent to shareholders of record intend to vote for the three nominees unless authority is withheld. In this uncontested election, a withhold vote will not affect the outcome.

If a nominee becomes unavailable to serve, the proxies will have authority to vote for any other person or persons who may be properly nominated and/or to reduce the number of directors. We are not aware of an existing circumstance that would cause a nominee to be unavailable to serve.

The Board of Directors recommends you vote FOR the director nominees.

Following is background information about the nominees and the continuing directors. Unless otherwise stated, the individuals have held the positions indicated for at least the last five years. We also include a summary of reasons our Board concluded that the director or nominee should serve as a director, considering our business and governance structure. The summaries are not comprehensive, but describe the primary experiences, attributes, and skills that the Board believes qualify the individuals to continue as directors. In addition to the qualifications referred to below, we believe each individual has a reputation for integrity, honesty, and high ethical standards, and has demonstrated strong business judgment.

6	Applied Industrial Technologies 2022 Proxy Statement

Election of Directors

Nominees for Election as Directors with Terms Expiring in 2025

Mary Dean Hall Executive Vice President and Chief Financial Officer, Ingevity Corporation Age: 65 Director since: 2019 Committees: ● Audit ● Corporate Governance & Sustainability	Dan P. Komnenovich Former President and Chief Executive Officer, Aviall, Inc. Age: 70 Director since: 2012 Committees: ● Audit ● Corporate Governance & Sustainability

Business Experience: Ms. Hall has served as Executive Vice President and Chief Financial Officer of Ingevity Corporation (NYSE: NGVT) since April 2021. Ingevity is a manufacturer of specialty chemicals, high performance carbon materials, and engineered polymers. Before joining Ingevity, she served with Quaker Houghton (NYSE: KWR) as Senior Vice President, Chief Financial Officer and Treasurer since August 2019, and, prior to then, as Vice President, Chief Financial Officer and Treasurer beginning in 2015. Quaker Houghton is the global leader in industrial process fluids for the primary metals and metalworking markets.

Qualifications: Ms. Hall brings to Applied a well-rounded background in public company accounting and reporting, financial planning and analysis, tax, treasury, corporate development/M&A, investor relations, and enterprise risk management. In addition, her career began in the banking industry, where she developed expertise in M&A, capital markets, and financing. Ms. Hall’s skills and experience in these areas make her an important contributor to Applied’s Board.

Business Experience: Until retiring in 2013, Mr. Komnenovich was President and Chief Executive Officer of Aviall, Inc., a wholly owned subsidiary of The Boeing Company (NYSE: BA). Aviall, now operating under the Boeing brand, is one of the world’s largest providers of new aviation parts and related aftermarket operations. It also provides maintenance for aviation batteries, wheels, and brakes, as well as hose assembly, kitting, and paint-mixing services, and offers a complete set of supply chain and logistics services, including order processing, stocking and fulfillment, automated inventory management, and reverse logistics to OEMs and customers.

Qualifications: Mr. Komnenovich led a global multibillion-dollar distribution company, which grew significantly during his service as a senior executive. He brings to our Board extensive experience with distribution sales, marketing, operations, supply chain management, and logistics. Earlier in his career, Mr. Komnenovich was a Certified Public Accountant and served in finance and accounting roles with various companies.

Applied Industrial Technologies 2022 Proxy Statement	7

Election of Directors

Nominees for Election as Directors with Terms Expiring in 2025 (continued)	Continuing Directors with Terms Expiring in 2023

Joe A. Raver

Former President and Chief Executive Officer,

Hillenbrand, Inc.

Age: 56

Director since: 2017

Committees:

  ●    Corporate Governance &

        Sustainability

  ●    Executive Organization &         Compensation

  ●    Executive

Robert J. Pagano, Jr.

Chief Executive Officer, President, and Chairperson of the Board,

Watts Water Technologies, Inc.

Age: 59
Director since: 2017
Committees:

  ●    Audit

  ●    Corporate Governance &

        Sustainability

  ●    Executive Organization &

        Compensation

Business Experience: Mr. Raver served as President and Chief Executive Officer of Hillenbrand, Inc. (NYSE: HI) from 2013 until retiring in December 2021. Hillenbrand is a diversified industrial company with multiple brands that serve a range of industries across the globe. The company’s industrial businesses provide compounding, extrusion, and material handling; screening and separating; and injection molding and hot runner systems, products, and services for a range of manufacturing and other industrial processes.

Other Directorship in Previous 5 Years: Hillenbrand, Inc. (until December 2021)

Qualifications: Mr. Raver brings to Applied’s Board his broad management experience as a chief executive officer and director of a NYSE-listed global manufacturing company serving industrial markets worldwide. In addition, his career includes extensive leadership and operations experience in diverse business settings.

Business Experience: Mr. Pagano has served as Chief Executive Officer and President of Watts Water Technologies, Inc. (NYSE: WTS) since 2014, and Chairperson of the Board since February 2022. Watts Water Technologies, Inc. is a global supplier of products and solutions that manage and conserve the flow of fluids and energy into, through, and out of buildings in the residential and commercial markets. He also served as interim Chief Financial Officer from April to July 2018. Mr. Pagano began his career with an international public accounting firm and he is a Certified Public Accountant.

Other Directorship in Previous 5 Years: Watts Water Technologies, Inc.

Qualifications: Mr. Pagano brings to Applied’s Board his broad management experience as a sitting chief executive officer and director of a NYSE-listed global manufacturing company. In addition, his career includes extensive leadership and operations experience, working with distributors to serve industrial markets throughout the world, as well as a strong background in finance and accounting.

8	Applied Industrial Technologies 2022 Proxy Statement

Election of Directors

Continuing Directors with Terms Expiring in 2023 (continued)

Neil A. Schrimsher President & Chief Executive Officer, Applied Industrial Technologies, Inc. Age: 58 Director since: 2011 Committee: ● Executive

Peter C. Wallace

Former Chief Executive Officer,
Gardner Denver, Inc.

Age: 68
Director since: 2005

Chairman since: 2014
Committees:

  ●    Corporate Governance &

        Sustainability

  ●    Executive Organization &

        Compensation

  ●    Executive

Business Experience: Mr. Schrimsher joined Applied as our Chief Executive Officer in 2011 and was also elected President in 2013. Before joining Applied, Mr. Schrimsher was Executive Vice President of Cooper Industries plc (formerly NYSE: CBE), a global electrical products manufacturer, where he led Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives.

Other Directorship in Previous 5 Years: Patterson Companies, Inc. (NASDAQ: PDCO)

Qualifications: As the only Applied executive to serve on the Board, Mr. Schrimsher contributes a deep understanding of the company’s businesses, markets, and competitive landscape. From his prior employment, Mr. Schrimsher brought to Applied and its Board broad leadership experience, including management of worldwide operations, distribution management, strategic planning and analysis, manufacturing, engineering, supply chain management, and sourcing.

Business Experience: Mr. Wallace most recently was Chief Executive Officer of Gardner Denver, Inc. from 2014 until retiring in 2015. Gardner Denver is a worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation, and process applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. (formerly NYSE: RBN), from 2004 until it was acquired in 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide.

Other Directorships in Previous 5 Years: Curtiss-Wright Corporation (NYSE: CW), Rogers Corporation (NYSE: ROG)

Qualifications: Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing. He brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. Mr. Wallace’s career includes positions with global responsibilities for equipment manufacturers with product lines that Applied (and others) represented as a distributor in the fluid power and power transmission component fields. In those roles, he developed significant knowledge about Applied’s industry, including the dynamics of the relationships between industrial product manufacturers and their distributors. These experiences and knowledge, along with his service on other NYSE-listed company boards, enhance Mr. Wallace’s contributions and value to our Board.

Applied Industrial Technologies 2022 Proxy Statement	9

Election of Directors

Continuing Directors with Terms Expiring in 2024

Madhuri A. Andrews Executive Vice President, Chief Digital and Information Officer, Jacobs Age: 55 Director since: 2019 Committees: ● Audit ● Corporate Governance & Sustainability	Shelly M. Chadwick Vice President, Finance and Chief Financial Officer, Materion Corporation Age: 50 Director since: August 2022

Business Experience: Ms. Andrews has served as Executive Vice President, Chief Digital and Information Officer for Jacobs (NYSE: J) since June 2019 and had been Senior Vice President, Chief Information Officer from August 2018 to June 2019. Jacobs is one of the largest technical professional services firms in the world, providing a diverse range of technical, professional, and construction services to a large number of industrial, commercial, and governmental clients. From 2015 to August 2018, she was Chief Information Officer at DynCorp International LLC, a global aviation, logistics, intelligence, and field operations service provider.

Qualifications: Ms. Andrews is a business-focused technology executive with broad experience leading business and information technology transformation as well as global digital strategies for major firms across a variety of industries. She has led operational business continuity and technology-related transformation projects for organizations through acquisitions and divestitures, achieving synergies and eliminating stranded costs. Ms. Andrews also has practical experience optimizing and integrating governance, risk, and compliance (GRC) frameworks, processes, and technologies in complex regulatory and industry environments. Her skills and experience in these areas make her an important contributor to Applied’s Board.

Business Experience: Since November 2020, Ms. Chadwick has served as Vice President, Finance and Chief Financial Officer for Materion Corporation (NYSE: MTRN), a global high-tech solutions provider of performance alloys, advanced materials, and precision optics. From 2016 to November 2020, she was Vice President, Finance and Chief Accounting Officer of The Timken Company (NYSE: TKR), a world leader in manufacturing engineered bearings and power transmission products.

Qualifications: Ms. Chadwick leads her company’s accounting, tax, treasury, and financial planning functions. As CFO, she also has responsibility for Materion’s procurement and investor relations functions. She brings to our Board more than 20 years of leadership experience driving financial and operational results and transformational projects at world-class manufacturing companies.

10	Applied Industrial Technologies 2022 Proxy Statement

Election of Directors

Continuing Directors with Terms Expiring in 2024 (continued)

Vincent K. Petrella

Former Executive Vice President, Chief Financial Officer and Treasurer,

Lincoln Electric Holdings, Inc.

Age: 62

Director since: 2012

Committees:

  ●    Audit

  ●    Corporate Governance &

        Sustainability

  ●    Executive Organization &

        Compensation

  ●    Executive

Business Experience: Mr. Petrella retired from Lincoln Electric Holdings, Inc. (NASDAQ: LECO) in August 2020 as Executive Vice President. He also served as Chief Financial Officer and Treasurer until April 2020. Lincoln Electric engages in the design, manufacture, and sale of welding, cutting, and brazing products worldwide.

Other Directorships in Previous 5 Years: The Gorman-Rupp Company (NYSE: GRC; since 2020), Sotera Health, Inc. (NYSE: SHC; since 2020)

Qualifications: As one of Lincoln Electric’s top executives, Mr. Petrella helped lead the company’s global expansion in recent decades. His leadership and operating experience, and his knowledge of industrial distribution in North America and abroad, make him a key contributor to discussions about Applied’s strategy. In addition, Mr. Petrella’s finance and accounting background (before joining Lincoln Electric he was a Certified Public Accountant with an international public accounting firm) and his service as Chief Financial Officer for a multibillion-dollar public company make him a valued member of the Board and chairman of the Audit Committee.

Applied Industrial Technologies 2022 Proxy Statement	11

Corporate Governance

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance documents are available free of charge via hyperlink from the website’s investor relations area:

●	Code of Business Ethics,
●	Board of Directors Governance Principles and Practices,
●	Director Independence Standards, and
●	Charters for the Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees.

Board Matrix

The matrix below provides information regarding our directors’ knowledge, skills, experiences, and attributes. The matrix does not encompass all the knowledge, skills, experiences, or attributes of our directors, and the fact that we do not list a particular item does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to a director does not mean the director is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the directors.

	M. Andrews	S. Chadwick	M. Hall	D. Komnenovich	R. Pagano, Jr.	V. Petrella	J. Raver	N. Schrimsher	P. Wallace

Knowledge, Skills, and Experience

Other Public Company Board Experience					✓	✓	✓	✓	✓

Active Executive	✓	✓	✓		✓			✓

Distribution Industry				✓	✓	✓		✓	✓

Sales / Marketing				✓	✓		✓	✓	✓

Operations / Supply Chain		✓		✓	✓		✓	✓	✓

Strategic Planning and Execution	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance / Accounting		✓	✓	✓	✓	✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance / Compliance				✓	✓	✓	✓	✓	✓

Human Resources / Executive Compensation				✓	✓	✓	✓	✓	✓

Technology	✓	✓	✓		✓	✓	✓	✓	✓

Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓

Demographics

Gender

Female	✓	✓	✓

Male				✓	✓	✓	✓	✓	✓

Race / Ethnicity

African American / Black

Asian / Pacific Islander	✓

Caucasian / White		✓	✓	✓	✓	✓	✓	✓	✓

Hispanic / Latino

Native American

Board Tenure

Years	3	<1	3	10	5	10	5	11	17

12	Applied Industrial Technologies 2022 Proxy Statement

Corporate Governance

Director Independence

Under the NYSE corporate governance listing standards, a majority of Applied’s directors must satisfy the NYSE criteria for independence. In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines the director has no material relationship with Applied. In assessing a relationship’s materiality, the Board has adopted categorical standards, which may be found via hyperlink from our website’s investor relations area.

The Board has determined that all directors other than Mr. Schrimsher, our President & Chief Executive Officer, meet these independence standards.

Director Attendance at Meetings

During the fiscal year ended June 30, 2022, the Board held five meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served.

Applied expects directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All the directors attended last year’s annual meeting.

Membership on Other Boards

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and to avoid actual or potential conflicts of interest that may arise from serving on other boards of directors. To that end, the Board has adopted a policy that a director who is not a named executive officer of a public company may serve as a director on up to four boards of public companies, including Applied. For directors who are also serving as a named executive officer of a public company, the maximum number of public company boards on which the director may serve is two.

Meetings of Non-Management Directors

At the Board’s regular meetings, the non-management directors meet in executive sessions without management. Mr. Wallace, the Board’s independent Chairman, calls and presides at the sessions. On the independent directors’ behalf, the Chairman provides feedback to management from the sessions, collaborates with management in developing Board meeting schedules and agendas, and performs other duties as determined by the Board or the Corporate Governance & Sustainability Committee.

Board Leadership Structure

The Board periodically evaluates its leadership structure under circumstances existing at the time. The Board has long maintained separate positions of Chairman and Chief Executive Officer (“CEO”) and elected an independent director to serve as Chairman. Mr. Wallace currently serves as Chairman.

The Board believes its current leadership structure best serves the Board’s oversight of management, the Board’s carrying out of its responsibilities on the shareholders’ behalf, and Applied’s overall corporate governance. The Board also believes the separation of the roles allows the CEO to focus his efforts on operating and managing the company.

Committees

The Board’s Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees are composed solely of independent directors, as defined in NYSE listing standards and Applied’s categorical standards, and, in the case of the Audit Committee, under federal securities laws.

Applied Industrial Technologies 2022 Proxy Statement	13

Corporate Governance

The committee members’ names and number of meetings held in fiscal 2022 follow:

Audit Committee 4 meetings	Corporate Governance & Sustainability Committee 3 meetings	Executive Organization & Compensation Committee 5 meetings

Vincent K. Petrella, Chair	Peter C. Wallace, Chair	Joe A. Raver, Chair

Madhuri A. Andrews	Madhuri A. Andrews	Robert J. Pagano, Jr.

Mary Dean Hall	Mary Dean Hall	Vincent K. Petrella

Dan P. Komnenovich	Dan P. Komnenovich	Peter C. Wallace

Robert J. Pagano, Jr.	Robert J. Pagano, Jr.

Vincent K. Petrella

Joe A. Raver

Ms. Chadwick joined the Board in August 2022 and has not yet been appointed to committees.

We describe the committees below. Their charters, posted via hyperlink from the investor relations area of Applied’s website, contain descriptions that are more detailed. The Board also has a standing Executive Committee which, during intervals between Board meetings and subject to the Board’s control and direction, possesses and may exercise the Board’s powers. The Executive Committee, whose members include the Chairman, the CEO, and the committee chairs, met once in fiscal 2022.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. Each year, the committee appoints, determines the compensation of, evaluates, and oversees the independent auditor’s work, reviews the auditor’s independence, and approves non-audit work to be performed by the auditor. The committee also reviews, with management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, audit results, and the adequacy of Applied’s internal accounting and financial controls.

The Board has determined that each Audit Committee member is independent for purposes of section 10A of the Securities Exchange Act of 1934 and that Ms. Hall and Messrs. Petrella, Komnenovich, and Pagano are “audit committee financial experts,” as defined in Item 407(d)(5) of Securities and Exchange Commission (“SEC”) Regulation S-K.

The Audit Committee’s report is on page 55 of this proxy statement.

Corporate Governance & Sustainability Committee. The Corporate Governance & Sustainability Committee assists the Board by reviewing and evaluating potential director nominees, Board and CEO performance, Board governance, director compensation, compliance with laws, public policy matters, sustainability and social subjects, and other issues. The committee also administers long-term incentive awards to directors under the 2019 Long-Term Performance Plan.

Executive Organization & Compensation Committee. The Executive Organization & Compensation Committee monitors and oversees Applied’s management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves executive officers’ compensation and benefits. The committee also administers incentive awards to executives under the 2019 Long-Term Performance Plan, including the annual Management Incentive Plan. Pay Governance LLC serves as the committee’s independent executive compensation consultant.

In approving executive officers’ compensation and benefits, the committee bases its decisions on a number of considerations, including the following: the committee’s own reasoned judgment; peer group and market survey information; recommendations provided by the independent consultant; and recommendations from Applied’s CEO as to the other executive officers’ compensation and benefits.

For more information on the committee, please read, beginning on page 20, the “Compensation Discussion and Analysis” portion of this proxy statement.

14	Applied Industrial Technologies 2022 Proxy Statement

Corporate Governance

Board’s Role in Risk Oversight

Risk is inherent in every enterprise and Applied faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that robust communication with management is essential for risk management oversight. Senior management attends quarterly Board meetings and responds to directors’ questions or concerns about risk management and other matters. At these meetings, management regularly presents to the Board on strategic matters involving our operations, and the directors and management engage in dialogue about the company’s strategies, challenges, risks, and opportunities. Among other topics, management presents on information security matters at the quarterly meetings. Each year, management reports more broadly on the company’s enterprise risk management process. The non-management directors also meet regularly in executive session without management to discuss a variety of topics, including risk.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in the areas described below, with each committee chair presenting reports to the Board regarding the committee’s deliberations and actions.

●	The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements.

●

The Executive Organization & Compensation Committee assists with respect to management of risks related to executive succession and retention, and arising from our executive compensation policies and programs.

●

The Corporate Governance & Sustainability Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture, ethical compliance, and other sustainability and social subjects.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Applied.

Communications with Board of Directors

Shareholders and other interested parties may communicate with a director by writing to that individual c/o Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. In addition, they may contact the non-management directors or key Board committees by e-mail, anonymously if desired, through a form located in the investor relations area of Applied’s website at www.applied.com. The Board has instructed Applied’s Secretary to review the communications and to exercise judgment not to forward correspondence such as routine business inquiries and complaints, business solicitations, and frivolous communications. The Secretary delivers summary reports on the nature of all the communications to the Audit Committee and the Corporate Governance & Sustainability Committee.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance & Sustainability Committee first considers Applied’s developing needs and desired characteristics of a new director, as determined from time to time by the committee. The committee then considers candidate attributes, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, ethnicity, and other personal characteristics; and overall experience in the context of the Board’s needs. From time to time, the committee engages a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees.

The committee will also consider qualified director candidates recommended by shareholders. Shareholders can submit recommendations by writing to Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. For consideration by the committee in the annual director nominating process, shareholders must submit recommendations at least 120 days prior to the anniversary of the date on which our proxy statement was released to

Applied Industrial Technologies 2022 Proxy Statement	15

Corporate Governance

shareholders in connection with the previous year’s annual meeting. Shareholders must include appropriate detail regarding the shareholder’s identity and the candidate’s business, professional, and educational background, diversity considerations, and independence. The committee does not intend to evaluate candidates proposed by shareholders differently than other candidates.

Transactions with Related Persons

Applied’s Code of Business Ethics expresses the principle that situations presenting a conflict of interest must be avoided. In furtherance of this principle, the Board has adopted a written policy, administered by the Corporate Governance & Sustainability Committee, for the review and approval, or ratification, of transactions with related persons.

The related party transaction policy applies to a proposed transaction in which (1) Applied is a participant, (2) a director, executive officer or significant shareholder, or an immediate family member of such a person, has a direct or indirect material interest, and (3) the aggregate amount involved exceeds $50,000 in a fiscal year or is otherwise material to the related person. The policy provides that the Corporate Governance & Sustainability Committee will consider, among other things, whether the transaction is on terms no less favorable than those provided to unaffiliated third parties under similar circumstances, and the extent of the related person’s interest. No director may participate in discussion or approval of a transaction for which the director is a related person.

Warren E. Hoffner, our Vice President, General Manager – Fluid Power & Flow Control, is an executive officer. Mr. Hoffner joined the company in 1996 when we acquired a distribution business owned by him and his father. Two related party lease arrangements have survived from the acquisition and been renewed from time to time: (1) we lease a building from a company owned 50% by Mr. Hoffner’s father (who retired at the time of the acquisition) at a current rental rate of $157,147 per year, with a term expiring in 2026; and (2) we lease a second building from Mr. Hoffner’s father at a current rental rate of $129,913 per year, also with a term expiring in 2026. Applied management, using a third-party broker, negotiates the rental rates and other lease terms and we consider them market competitive. Following a review, the Corporate Governance & Sustainability Committee ratified the lease transactions.

16	Applied Industrial Technologies 2022 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

Only non-employee directors receive compensation for service as directors. Mr. Schrimsher, our President & Chief Executive Officer, does not receive additional compensation for serving as a director.

Compensation Review

The Corporate Governance & Sustainability Committee reviews director compensation annually. The committee seeks to provide competitive compensation to assist with director retention and recruitment. If the committee believes a change is warranted to remain competitive considering the size and nature of our business, then the committee makes a recommendation to the Board of Directors.

The committee bases its recommendations on a number of considerations including market data on director compensation, as reported in other companies’ SEC filings, advice from outside experts, and the committee’s own reasoned judgment. In general, the committee targets median director compensation levels for comparably sized companies in similar industries, also considering the time commitments required of directors. A majority of the directors must approve a change.

Management assists the committee by preparing analyses at its request but does not play a role in determining or recommending the amount or form of director compensation.

The 2019 Long-Term Performance Plan limits director compensation (cash and equity) to $750,000 per year per director, consistent with evolving best practices.

Components of Compensation Program

The director compensation program’s primary components, effective January 1, 2022, follow:

Cash Retainers.

Position	Annualized Retainers ($) (1)

Each Non-Employee Director	100,000

Board Chairman	Additional 80,000

Audit Committee Chair	Additional 20,000

Corporate Governance & Sustainability Committee Chair	None (2)

Executive Org. & Comp. Committee Chair	Additional 15,000

(1)	Retainers are earned on a quarterly basis.

(2)

The Board discontinued the Corporate Governance & Sustainability Committee chair retainer in 2019 when the committee roster was reconstituted to include all the independent directors, with Mr. Wallace, the Board Chairman, serving as committee chair.

Long-Term Incentives. Annually, the Corporate Governance & Sustainability Committee considers long-term incentive awards to directors. In recent years, the awards have been in the form of restricted shares of Applied stock. The shares vest one year after the grant date, subject to conditions as to forfeiture and acceleration of vesting.

To mitigate the impact of short-term stock price volatility, the method for determining the shares’ targeted value uses an average closing share price for 90 trading days prior to the grant, similar to the approach used in determining equity awards for Applied’s executives.

In January 2022, the committee awarded each director 1,268 restricted shares under the 2019 Long-Term Performance Plan. The award’s targeted value represented a little more than half of each director’s total compensation (excluding retainers paid to directors with extra duties), approximating typical practices of other companies. In addition, after considering the Board Chairman’s extra responsibilities, the committee (with Mr. Wallace abstaining) awarded Mr. Wallace an additional 203 shares.

Applied Industrial Technologies 2022 Proxy Statement	17

Director Compensation

Other Benefits. Applied reimburses directors for travel expenses for attending meetings, as well as for attending director education seminars and conferences. The directors also participate in our travel accident insurance plan. Contributory health care coverage is available to directors who joined the Board before 2011; Mr. Wallace is the sole qualifying director and participant in fiscal 2022. We believe these practices generally are consistent with those of other companies and are relatively modest in their cost to Applied.

Stock Ownership Guideline

Applied expects each non-employee director to own, within five years after joining the Board, Applied shares (not including unexercised stock options) valued at a minimum of five times the annual retainer fees, or $500,000. The Board believes this ownership guideline is consistent with the practices of peers and other companies, and is a good governance practice. Directors may hold the shares directly or indirectly.

On June 30, 2022, each director owned shares valued in excess of the $500,000 guideline. Ms. Chadwick joined the Board in August 2022.

The average non-employee director share ownership value on June 30, 2022, was 14 times the annual retainer fees.

Director Compensation — Fiscal Year 2022

The following table shows information about non-employee director compensation in 2022. Ms. Chadwick joined the Board after the end of the fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Madhuri A. Andrews	97,500	122,590	0	0	220,090

Peter A. Dorsman (3)	83,750	122,590	0	0	206,340

Mary Dean Hall	97,500	122,590	0	0	220,090

Dan P. Komnenovich	97,500	122,590	0	0	220,090

Robert J. Pagano, Jr.	97,500	122,590	0	0	220,090

Vincent K. Petrella	117,500	122,590	0	0	240,090

Joe A. Raver	101,250	122,590	0	0	223,840

Peter C. Wallace	172,500	142,216	0	17,540 (4)	332,256

(1)

On June 30, 2022, each current non-employee director held 1,268 restricted shares which vest in January 2023, except for Mr. Wallace, who held 1,471 shares. Restricted stock awards provide for the accrual of dividends and payment at vesting. Directors hold voting rights for the shares. The amounts in the table represent the awards’ grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(2)	On June 30, 2022, the following directors held the corresponding numbers of stock options from previous years’ awards: Mr. Petrella, 3,114; and Mr. Wallace, 3,114.

(3)	Mr. Dorsman resigned from the Board in March 2022 and, as a result, forfeited his restricted shares.

(4)	Reflects the value of health care benefits.

18	Applied Industrial Technologies 2022 Proxy Statement

Beneficial Ownership

HOLDINGS OF MAJOR SHAREHOLDERS,

OFFICERS, AND DIRECTORS

The following table shows beneficial ownership of Applied common stock, on June 30, 2022, by (i) persons believed by us to own beneficially more than 5% of Applied’s outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the executive officers named in the Summary Compensation Table on page 36, and (iv) all directors, nominees, and executive officers (on June 30, 2022) as a group.

Name of Beneficial Owner	Shares Beneficially Owned on June 30, 2022 (1)		Percent of Class (%) (2)

BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	6,541,984	(3)	17.0

The Vanguard Group, Inc. P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600	4,727,534	(4)	12.3

JPMorgan Chase & Co. 383 Madison Avenue, New York, New York 10017	2,316,327	(5)	6.0

Madhuri A. Andrews	5,768

Fred D. Bauer	126,054

Shelly M. Chadwick (6)	0

Mary Dean Hall	5,768

Warren E. Hoffner	60,227

Dan P. Komnenovich	24,091

Kurt W. Loring	79,671

Robert J. Pagano, Jr.	9,128

Vincent K. Petrella	21,780

Joe A. Raver	10,643

Neil A. Schrimsher	373,392		1.0

Peter C. Wallace	31,740

David K. Wells	65,941

All Directors, Nominees, and Executive Officers as a Group (14 Individuals)	854,674	(7)	2.2

(1)

We determined beneficial ownership in accordance with SEC rules; however, the holders may disclaim beneficial ownership. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2022, by exercising vested stock options and stock-settled stock appreciation rights (“SARs”): Mr. Bauer, 40,225; Mr. Hoffner, 21,925; Mr. Loring, 68,225; Mr. Petrella, 3,114; Mr. Schrimsher, 166,750; Mr. Wallace, 3,114; and Mr. Wells, 57,525. Mr. Wallace’s total also includes 9,269 shares held in a nonqualified deferred compensation plan account for which he has voting, but not dispositive power. Except for Ms. Chadwick, each non-employee director’s total also includes 1,268 restricted shares (1,471 for Mr. Wallace), for which the director has voting but not dispositive power. The executive officers’ totals do not include unvested restricted stock unit holdings.

(2)	Does not show percent of class if less than 1%.

(3)

BlackRock, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Schedule 13G filed with the SEC on January 27, 2022, indicating it had sole voting power for 6,386,794 shares and no voting power for the remaining shares.

(4)

The Vanguard Group, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 12, 2022, indicating it had shared voting and dispositive power for 62,320 shares, no voting but sole dispositive power for 4,628,868 shares, and no voting but shared dispositive power for 36,346 shares.

(5)

JPMorgan Chase & Co. reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 11, 2022, indicating it had sole voting and shared dispositive power for 2,125,443 shares, and no voting but shared dispositive power for 190,884 shares.

(6)	Elected to Board in August 2022.

(7)

Includes 392,403 shares that could be acquired by the individuals within 60 days after June 30, 2022, by exercising vested stock options and SARs. In determining ownership percentage, these stock option and SAR shares are added to both the denominator and the numerator.

Applied Industrial Technologies 2022 Proxy Statement	19

Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis section (“CD&A”) provides details about the compensation program for Applied’s executive officers. It describes the company’s compensation philosophy and objectives, roles, and responsibilities in making compensation decisions, the components of compensation, and the reasons for compensation adjustments, incentive payments, and long-term incentive grants made in fiscal year 2022.

This discussion and analysis should be read in conjunction with the Summary Compensation Table on page 36 and the additional tables and narrative disclosure that follow it.

As required by SEC rules, the proxy statement includes disclosures regarding the compensation of the following executive officers (the “named executive officers” or “NEOs”):

Name	Position

Neil A. Schrimsher	President & Chief Executive Officer (“CEO”)

David K. Wells	Vice President – Chief Financial Officer & Treasurer (“CFO”)

Fred D. Bauer	Vice President – General Counsel & Secretary

Warren E. Hoffner	Vice President, General Manager – Fluid Power & Flow Control

Kurt W. Loring	Vice President – Chief Human Resources Officer

Unless otherwise noted, references to years in the “Executive Compensation” section of this proxy statement mean Applied’s fiscal years ended on June 30.

2022 Compensation Program Highlights

The Board’s Executive Organization & Compensation Committee (the “Committee”) seeks to align overall compensation with performance to maximize Applied’s long-term shareholder return. With this objective, and after considering competitive market data and subjective factors, the Committee maintained the compensation program similar to prior years, taking the following actions in 2022 relative to the primary pay elements:

Base Salary and Target Annual Incentive Pay

●

Following pandemic-related temporary reductions from April 2020 to January 2021 and no adjustments in 2021, the Committee approved base salary adjustments for the NEOs for 2022, with Mr. Schrimsher earning a 3% raise. Mr. Schrimsher’s base salary had remained unchanged since July 2018.

●	The Committee held four NEOs’, including Mr. Schrimsher’s, annual incentive targets as a percentage of salary at the same levels as in the previous three years.

●

Selecting a performance measure for the annual Management Incentive Plan that better aligned the assessment of cash management performance with sales, the Committee replaced cash provided by operating activities, used in prior years, with a new goal of average working capital as a percentage of sales.

Long-Term Incentives

●

Emphasizing performance in Applied’s incentive plans, the Committee awarded approximately 50% (55% for Mr. Schrimsher) of each NEO’s targeted long-term incentive value in performance shares, tied to key company metrics.

●

Stock-settled stock appreciation rights (“SARs”) and restricted stock units (“RSUs”), equally weighted, made up the remainder of the targeted long-term incentive value. Accordingly, all long-term incentives were equity-based.

20	Applied Industrial Technologies 2022 Proxy Statement

Executive Compensation

●

After considering market data and subjective factors, the Committee approved single-digit adjustments to annual long-term incentive target values for four NEOs, with Mr. Schrimsher earning an increase of less than 3%.

The actions maintained the NEOs’ total targeted compensation at levels reasonably approximating market medians among peer distribution industry companies, consistent with Applied’s pay philosophy.

Business momentum continued during 2022 and Applied achieved record financial results, supported by our competitive market position and operating discipline amid ongoing inflationary and supply chain pressures. Net sales rose 17.8% and net income rose 77.8%, both to record levels:

	2022	2022 Adjusted (1)	2022 Goal	2021

Sales	$3.8 billion	—	—	$3.2 billion

Net Income	$257.4 million	$256.9 million	$200.7 million	$144.8 million

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) (2)	$409.6 million	$408.9 million	$346.6 million	$262.8 million

Average Working Capital as a Percentage of Sales (3)	25.4%	—	25.8%	25.8%

Return on Assets (“ROA”) (4)	11.1%	11.1%	8.4%	6.4%

(1)

Following a review, the Committee excluded certain income from the achievement calculations under the NEOs’ incentive programs. The “2022 Adjusted” column reflects results as so adjusted, with adjusted ROA rounding to the same figure as the unadjusted result.

(2)	EBITDA is calculated, for purposes of the NEOs’ performance share programs, by adding net income, interest expense, income taxes, depreciation, and intangibles amortization.

(3)

Average working capital as a percentage of sales is calculated, for purposes of the 2022 Management Incentive Plan, by taking the arithmetic average, for the fiscal year’s four quarters, of the following calculations: average working capital for the quarter as a percentage of sales for the twelve months ending with the quarter end.

(4)	ROA is calculated, for purposes of the performance share programs, by dividing annual net income by average monthly assets for the year.

Total shareholder return, considering the change in our stock price and reinvested dividends, rose 7.1% for the year (78.2% over five years). The company returned $65.6 million of cash to shareholders through dividends and share repurchases during the year.

Net income, adjusted as described above, and average working capital as a percentage of sales both exceeded 2022 goals. The NEOs earned annual incentive pay for 2022 at an average of 166.6% of their individual target values.

Shares earned or “banked” for 2022 under the performance share programs, described in detail on pages 30-32, are shown below:

Performance Shares Program	Banked Award as % of 2022 Target Shares

2022-2024	178.9%

2021-2023	200.0%

2020-2022	137.0%

2022 achievements under the three-year performance share programs averaged 172.0% of target shares. The average payout for the full three-year period of the completed 2020-2022 program was 97.3% of target.

We believe that our compensation decisions, as described in this CD&A, reflect a balanced and responsible pay approach. We also value shareholder opinion and, in performing its duties, the Committee considers the outcome of the annual advisory vote to approve the NEOs’ compensation. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on specific compensation items. We are pleased to have earned the shareholders’ affirmation last year, with 97% of the shares cast voting in favor; as a result, the Committee made no material changes to the program.

Applied Industrial Technologies 2022 Proxy Statement	21

Executive Compensation

Compensation Practices Highlights

We regularly review evolving best practices in executive compensation. Below are some of the more significant best practices we have adopted and practices we avoid:

	What We Do	What We Don’t Do

✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓

Pay for performance: in 2022, an average of 73% of the targeted primary compensation for the NEOs (82% for our CEO) was tied to performance.

Committee members meet independence requirements under SEC rules and NYSE listing standards.

The Committee uses an independent compensation consultant.

Balanced approach to compensation, combining fixed and variable, short-term and long-term, cash and equity, and performance and time-based shares.

Pay philosophy targets market median compensation among peer distribution industry companies.

The Committee sets reasonably demanding incentive plan goals that are regularly reviewed for difficulty and analyzes the alignment of our pay program outcomes with our financial results.

Diverse incentive goals without steep payout cliffs. Equity award vesting periods encourage consistent behavior and reward long-term, sustained performance.

Change in control agreements and equity plan include “double trigger” provisions for cash payment and equity vesting.

Limited perquisites and other benefits.

Significant stock ownership guidelines for executive officers and directors, with requirement of holding net shares from equity awards until guideline is met.

Provisions in plans and award terms to claw back compensation under defined circumstances.

No payment of dividend equivalents on performance shares, or on restricted stock units granted under 2019 Long-Term Performance Plan, until earned.

No granting of stock options or SARs with an exercise price less than fair market value at grant.

No repricing or replacing of underwater stock options or SARs.

No duplication of metrics in the goals for our short and long-term incentive plans.

No equity award vesting periods shorter than one year.

No hedging or short sales of Applied stock are permitted.

No payment of guaranteed, above-market, or preferential interest or earnings on deferred compensation.

No change in control agreements other than those with four executive officers.

No excise tax gross-up provisions in change in control agreements entered into after 2011, including our CEO’s agreement.

No defined benefit pension plan, except for a frozen legacy SERP with only one remaining active participant.

No excessive risk-taking, based on annual compensation risk assessment.

Compensation Philosophy and Objectives

Applied’s primary goal in compensating our executive officers is maximizing long-term shareholder return. In pursuing this goal, we seek to design and to maintain a program that will accomplish the following:

●	Attract and retain qualified and motivated executives by providing compensation that, at target performance, is competitive with a peer group of distribution industry companies,

●	Incent executives to achieve goals, and to take appropriate risks, consistent with Applied’s business strategies, and

●	Reward executives for results they influence that contribute to long-term shareholder value.

Applied is an industrial distributor in mature markets, with many companies offering the same or substantially similar products and services. In this environment, attracting and retaining talented key employees is critical to success. For this reason, while we aim to design the executive compensation program to support the successful execution of our strategy, we also examine our program’s competitiveness with other distributors’ programs. In addition, we consider trends and practices outside the industry to understand best practices and their potential implications for Applied.

22	Applied Industrial Technologies 2022 Proxy Statement

Executive Compensation

Applied believes it is important for executives to focus on both short-term and long-term performance to maximize shareholder return. Accordingly, we provide annual and long-term incentive plans designed to align executives’ interests with shareholders’.

Roles and Responsibilities

Executive Organization & Compensation Committee. The Committee is composed solely of independent directors and is responsible for the executive compensation program’s design and implementation. The Committee’s duties include the following:

●	Evaluating Applied’s executive compensation, including by reviewing market data from a distribution company peer group the Committee establishes,

●	Setting compensation components and levels for the CEO and the other executive officers,

●	Overseeing Applied’s executive compensation and benefit plans, including approving incentive awards,

●	Approving incentive plan goals that use performance metrics and evaluating performance to determine whether goals were achieved, and

●

Reviewing (1) whether Applied’s compensation plans, arrangements, policies, and practices are reasonably likely to promote excessive risk-taking behavior, and (2) the effectiveness of policies, practices, or other circumstances that mitigate such behavior.

The Committee routinely receives tally sheets displaying updated data with respect to material components of each executive’s compensation and benefits, and share retention analyses. These help the Committee make decisions with respect to each component in the context of total compensation.

Independent Compensation Consultant. Pay Governance LLC serves as the Committee’s independent compensation consultant, assisting the Committee with the following:

●	Establishing the executive compensation program’s components,

●	Identifying and reviewing peer group companies,

●	Analyzing the program’s competitiveness as well as alignment with the company’s performance,

●	Setting executive officers’ annual target compensation levels, overall and by pay component, and

●	Updating the Committee on market trends, best practices, and regulatory changes affecting Applied’s executive compensation program.

Pay Governance is engaged by and reports directly to the Committee. The firm’s representative directly interacts with the Committee chair between meetings, participates in meetings, and performs assignments as requested. He also communicates with management to obtain information for completing assignments for the Committee, as well as to understand how the program supports the company’s strategic plans and needs. The firm submits its invoices to the Committee chair for approval and payment by Applied.

Except for a director compensation review project for the Board’s Corporate Governance & Sustainability Committee, Pay Governance performed no other work for Applied during the year and received no other compensation from Applied outside its engagement by the Committee. Following a review of existing facts and circumstances, including factors specified in the NYSE listing standards, the Committee concluded that Pay Governance and its representative are independent from Applied’s management and directors.

Management. While the Committee is responsible for the program’s design and implementation, management assists the Committee in several ways.

Key executives attend portions of Committee meetings at its invitation. They prepare and present analyses at the Committee’s request, and regularly report on Applied’s performance. Our CEO also reports on the other executive officers’ individual performance and offers recommendations regarding their pay. The Committee sets the executive officers’ pay in executive session without management present.

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Executive Compensation

Management assists the Committee’s consultant by providing compensation data and other input and helping the consultant understand Applied’s organizational structure, business plans, goals, and performance, and the competitive landscape. Management does not have its own executive compensation consultant.

Executive Compensation Program Overview

Structure. The compensation program for executive officers includes the following components:

●	Base salary,

●	Annual incentive pay,

●	Long-term incentives,

●	Qualified, nonqualified, and welfare plan benefits, and

●	Change in control and termination benefits.

Base salary, annual incentive pay, and long-term incentives are the primary components and are summarized below.

Component		Description	Rationale
Base Salary		Fixed compensation paid in cash for service during year	To provide base amount of market competitive pay
Annual Incentive Pay: Management Incentive Plan		Variable compensation paid annually in cash based on performance relative to annual company goals as well as individual performance	To motivate and reward executives with respect to fiscal year company and individual performance
Long- Term Incentives	Performance Shares (55% weighting for CEO, 50% for other NEOs)	Shares earned based on achievement of company goals over a three-year period	To promote ● Achievement of longer-term company goals ● Stock price appreciation through use of stock-based and stock-settled instruments ● Executive retention through service-based vesting
	Stock Appreciation Rights (SARs) (22.5% weighting for CEO, 25% for other NEOs)	Stock-settled awards that provide realizable compensation only to the extent our stock price appreciates
	Restricted Stock Units (RSUs) (22.5% weighting for CEO, 25% for other NEOs)	Shares earned after three years of continued service

The Committee sets base salaries to be competitive with market medians for similar positions in peer distribution industry companies. Target annual and long-term incentives aim to reflect market median practices of peers in order to deliver total target compensation competitive with the market medians. Actual incentive pay depends in large part on how Applied performs relative to its goals and how its stock price performs in response. As a result, actual compensation from annual and long-term incentives can vary significantly based on the company’s operating and stock price performance.

Applied’s compensation practices reflect a pay-for-performance philosophy. Most of the NEOs’ compensation is “at risk” and tied to company-wide and individual performance. Moreover, incentive pay generally makes up a greater share of the overall opportunity for executives in more senior positions.

Applied also believes programs leading to equity ownership help align executives’ interests with shareholders’. However, the long-term incentive program is structured to avoid excessive dilution, with annual share utilization approximating 1% of shares outstanding. The Committee periodically reviews share utilization in relation to market practices in an effort to ensure Applied’s equity plan is not unduly diluting shareholders’ interests.

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The Committee generally determines each executive officer’s base salary, annual incentive target compensation (expressed as a percentage of base salary), and long-term incentive target compensation independently from the other primary components of compensation. Nevertheless, the Committee also reviews data regarding total target cash compensation (salary plus annual incentive target compensation) and total target compensation (salary plus annual incentive target compensation plus long-term incentive target compensation) and considers the information contextually, with the company’s pay philosophy and desired pay position, when evaluating each component.

The result is a mix among base salary, annual incentive target compensation, and long-term incentive target compensation, as well as between cash and equity-based incentives, that is competitive with market median practices.

The charts below show the percentage allocation of opportunities provided in 2022 to Mr. Schrimsher and the other NEOs in the forms of base salary, annual incentive target opportunity, and long-term incentive target opportunity (awarded in equity-based instruments).

2022 TARGET COMPENSATION MIX

Mr. Schrimsher, our CEO, earns higher pay than the other officers, reflecting his role in establishing and achieving the company’s strategic goals, as well as market practices. His overall compensation is weighted, however, more toward incentive pay, particularly long-term incentives. This distinction is appropriate considering his responsibility and influence over Applied’s performance and is typical among companies in the peer group described below.

Competitive Pay Review for 2022. To help evaluate Applied’s executive compensation, the Committee creates a peer group of distribution companies, primarily industrial distributors. Distributor comparisons provide the Committee insight into executive pay and benefits at companies in similar market environments. Pay Governance then prepares a competitive review and assessment, analyzing the competitiveness of target compensation for Applied’s executive positions relative to comparable peer group data.

For 2022, with assistance from Pay Governance, the Committee selected 20 distribution companies (the “Peer Group”) with annual sales ranging from $1.6 billion to $8.5 billion, and median sales of $3.4 billion, as compared with Applied’s sales of $3.1 billion for the same comparison period. Each Peer Group company disclosed compensation for top officers in SEC filings. Management did not participate in selecting the companies. The Peer Group included the companies in the table below, with additions to the group used in previous years shown in bold:

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Executive Compensation

2022 Peer Group

AAR Corp.	GMS Inc.	Rush Enterprises, Inc.

APi Group Corporation	MRC Global Inc.	ScanSource, Inc.

Avient Corporation	MSC Industrial Direct Co., Inc.	SiteOne Landscape Supply, Inc.

Beacon Roofing Supply, Inc.	NOW Inc.	UniFirst Corporation

BlueLinx Holdings Inc.	Owens & Minor, Inc.	Univar Solutions Inc.

Boise Cascade Company	Patterson Companies, Inc.	Watsco, Inc.

Fastenal Company	Pool Corporation

The following companies were in the peer group in previous years but were removed for 2022 after being acquired or for reasons of size or business change: Anixter International Inc., BMC Stock Holdings, Inc., HD Supply Holdings, Inc., Kaman Corporation, LKQ Corporation, WESCO International, Inc., and Wesco Aircraft Holdings, Inc.

Pay Governance then prepared a compensation review and assessment, analyzing the competitiveness of target compensation for Applied’s CEO and CFO positions relative to comparable Peer Group data. Pay Governance did not analyze Peer Group data for other officer positions for 2022, but reported on broader compensation trends to assist the Committee in evaluating target pay levels.

The study identified Peer Group pay for each position at the 25th, 50th, and 75th percentile levels. The 50th percentile is referred to here as the “market median” and represents Applied’s target pay objective.

Beyond the Peer Group data, Pay Governance presented other pay data from several broad industrial company surveys, as well as from the previous peer group. The Committee requested this supplemental data to help confirm the Peer Group data’s reliability.

Pay Governance analyzed base salary, annual incentive target compensation as a percentage of base salary, total cash target compensation (base salary plus annual incentive target compensation), long-term incentive target compensation, and total direct target compensation (total cash target compensation plus long-term incentive target compensation).

The study also compared Applied’s performance in each of the past five years with the Peer Group companies’ performance, considering metrics such as sales growth, EBITDA growth, cash flow growth, EBITDA margin, cash flow margin, net income margin, ROA, and total shareholder return. The comparisons assist the Committee in examining how Applied’s executive pay aligns with company performance relative to peers.

Using Pay Governance’s study, the Committee evaluated each primary compensation component. In most years, including 2022, the Committee seeks to compensate executives near the market median if Applied’s performance targets are achieved. Sustained performance below target levels should result in realized total compensation below market medians, and performance that exceeds target levels should result in realized total compensation above market medians.

However, market medians and ranges only represent beginning reference points; the Committee also uses its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

Detailed Review of Compensation Components

Base Salary. The Committee observes a general policy that base salaries for executive officers who have held their positions for at least three years and are meeting performance expectations should approximate the market median for comparable positions. As with all pay components, however, the Committee, using its subjective judgment, sets salaries higher or lower to reward individual performance and skills and other considerations such as those mentioned above.

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Executive Compensation

In 2022, after considering the Peer Group data, executive pay trends in the broader market, and the more subjective factors referenced above, the Committee approved base salary adjustments, with Mr. Schrimsher earning a 3% raise. This action followed pandemic-related temporary reductions from April 2020 to January 2021 and no adjustments in 2021; Mr. Schrimsher’s base salary had remained unchanged since July 2018.

The Committee’s actions maintained the officers’ pay at competitive levels relative to market medians and reflected a discipline of managing base salaries within the framework of Applied’s pay philosophy and competitive data.

Annual Incentive Pay. With the annual Management Incentive Plan, the Committee seeks to reward executive officers, in cash, for achieving fiscal year goals. In general, the Committee seeks to pay total cash compensation near the market median when Applied meets its goals, and to pay above (or below) the median when Applied exceeds (or falls short of) its goals.

At the beginning of the fiscal year, after the Board reviews Applied’s annual business plan as prepared and presented by management, the Committee develops objective goals and targets for the Management Incentive Plan. The Committee considers the market outlook and the business plan, along with the available opportunities and attendant risks.

In 2022, the Committee established goals based on company-wide measures that it considers key indicators of shareholder value creation:

●	Net Income – bottom-line profitability; and

●	Average Working Capital as a Percentage of Sales – a measure of operating working capital management efficiency.

The Committee selected average working capital as a percentage of sales to replace cash provided by operating activities, used in prior years, in order to better align the assessment of cash management performance with sales. The new measure is calculated, for purposes of the 2022 Management Incentive Plan, by taking the arithmetic average, for the four quarters of the fiscal year, of the following calculations: average working capital for the quarter as a percentage of sales for the twelve months ending with the quarter end.

Sixty percent of each executive officer’s Management Incentive Plan payout was determined based on the level of achievement of net income and 20% was determined based on the level of achievement of average working capital as a percentage of sales, as well as each executive officer’s target incentive award value. The Committee sets goals for the performance measures that it believes are attainable, but that require executives to perform at a consistently high level to achieve target award values. In the prior year, 2021, net income was $144.8 million and average working capital as a percentage of sales was 25.8%.

Target and maximum incentive objectives for 2022 are shown in the table below:

Net Income (weighted 60%)	Under $170.6 million	$170.6 million	$200.7 million	$240.8 million

% of Prorated Portion of Target Award	0%	50%	100%	200%

Average Working Capital as a Percentage of Sales (weighted 20%)	Over 27.9%	27.9%	25.8%	23.8%

% of Prorated Portion of Target Award	0%	50%	100%	200%

The payouts for these components could have ranged from 0% to 200% of the executive officers’ target award values. The Committee established this range, consistent with prior years, after considering Pay Governance’s guidance on market practices. Payouts for each performance measure are prorated on a straight-line basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels.

The Committee assigns an annual incentive target, expressed as a percentage of salary, to each executive officer. For 2022, the Committee maintained the percentages at the same levels as in previous years, except that Mr. Wells’ percentage was adjusted to 70% (from 65%). The 2022 targets follow:

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Executive Compensation

Name	Base Salary ($)	Incentive Target (%)	Target Award Value ($)

N. Schrimsher	930,000	105	976,500

D. Wells	470,000	70	329,000

F. Bauer	435,000	55	239,250

W. Hoffner	400,000	60	240,000

K. Loring	380,000	55	209,000

The Management Incentive Plan terms provide the Committee the authority, in its sole discretion, to adjust performance achievements in order to prevent diminution or enlargement of the benefits intended to be conferred, in a manner the Committee determines is equitably required by circumstances such as those specified above. After reviewing Applied’s reported financial results, the Committee excluded $0.6 million of income ($0.5 million net of tax) from the achievement calculations.

As a result of Applied’s 2022 performance, as adjusted, the Management Incentive Plan payouts for the net income and average working capital as a percentage of sales components were as follows:

Goal	2022 Achievement	Payout as % of Prorated Portion of Target Award

Net Income (weighted 60%)	$256.9 million (1)	200%

Average Working Capital as a Percentage of Sales (weighted 20%)	25.4%	120%

(1)	Net income amount reflects adjusted achievement.

The remaining 20% of each executive officer’s plan opportunity was tied to the Committee’s subjective evaluation of individual performance, considering performance relative to strategic objectives, including sustainability and social matters.

After evaluating individual performance, with Mr. Schrimsher reporting on the other officers’ performance, the Committee approved the following payouts for this final component: Mr. Schrimsher, $234,360; Mr. Wells, $75,670; Mr. Bauer, $52,635; Mr. Hoffner, $52,800; and Mr. Loring, $45,980.

Shown below are the NEOs’ total 2022 Management Incentive Plan payouts:

Name	Annual Incentive Payout ($)

N. Schrimsher	1,640,520

D. Wells	549,430

F. Bauer	397,155

W. Hoffner	398,400

K. Loring	346,940

The average NEO payout, as a percentage of the target awards, was 166.6%.

Considering company goals only, Management Incentive Plan achievements for the most recent four years, as a percentage of targeted achievement, were as follows:

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Executive Compensation

Year	Achievement of Company Goals (Combined %)

2022	180.0

2021	200.0

2020	99.7

2019	61.3

Long-Term Incentives. Early in the year, the Committee made long-term incentive awards to the executive officers under the 2019 Long-Term Performance Plan.

The plans reward executives for achieving long-term goals and authorize incentive awards in a variety of forms. The Committee makes awards annually, after reviewing the previous fiscal year’s financial results.

As with the other primary compensation components, the Committee sets the awards’ value after reviewing the independent consultant’s target compensation study. In most years, the Committee seeks to provide awards with a targeted value near the market median for equivalent positions, with variation to reward individual performance and skills, as well as to reflect factors such as long-term potential, responsibility, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

The Committee uses long-term incentive awards for purposes of motivation, alignment with long-term company goals, and retention. The Committee intends to pay total long-term compensation near the market median when Applied meets its goals and above when Applied exceeds its goals. If goals are not achieved, then long-term compensation should fall below the market median.

After considering Pay Governance’s study and the subjective factors identified above, the Committee approved single-digit adjustments to annual long-term incentive target values for four NEOs, with Mr. Schrimsher earning an increase of less than 3%. Emphasizing operating performance, the Committee awarded long-term incentives using three vehicles, all stock-settled, in the approximate weightings shown below.

2022 LONG-TERM INCENTIVE AWARDS

The Committee believes these combinations appropriately balance the vehicles’ distinct purposes, with Mr. Schrimsher’s weighting, as befits his broad responsibilities, tilted more toward the operating performance-driven performance shares. Reflecting Applied’s culture, the mix differs from the norm for the Peer Group companies, which tend to place greater emphasis on service-based restricted stock. The awards also reflect the Committee’s subjective judgment that long-term incentive earnings should be paid in shares.

In determining numbers of performance shares to be targeted and SARs and RSUs to be awarded, the Committee values Applied’s shares based on data provided by Pay Governance. To reduce the impact of short-term stock price volatility, the valuation method uses an average closing share price for 90 trading days prior to the grant. The Grants of Plan-Based Awards table on page 38 shows the threshold, target, and maximum payouts for the performance shares, as well as the number of SARs and RSUs awarded to the NEOs.

The following paragraphs describe the executive officers’ 2022 awards, as well as performance for the year under the performance share programs:

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Executive Compensation

●	Stock Appreciation Rights (22.5% of CEO’s Target Long-Term Incentive Value; 25% for Other NEOs)

The Committee and management believe SARs are strong performance-based vehicles, as the awards’ value depends on Applied’s stock price growth; until Applied performs in a manner that is recognized by the stock market and creates gains for shareholders, SARs have no value to executives. The base stock price is the market closing price on the grant date. SARs have a ten-year term and vest 25% on each of the first four anniversaries of the grant date, subject to continuous employment with Applied, thereby promoting executive retention. Unvested SARs vest on an executive officer’s retirement, but the remaining term for all the outstanding SARs is truncated to three years. The effect of other events on SARs and the other incentive vehicles is discussed in “Potential Payments upon Termination or Change in Control,” beginning on page 42.

The Committee intends for SARs to align the interests of management and shareholders in achieving long-term growth in the value of Applied’s stock by using a form of award the value of which is determined primarily by long-term stock price appreciation. The four-year vesting period, ten-year term, and stock-settled nature of the SARs are consistent with this objective. Moreover, SARs are less dilutive than stock options, further protecting shareholder interests.

●	Restricted Stock Units (22.5% of CEO’s Target Long-Term Incentive Value; 25% for Other NEOs)

RSUs are grants valued in shares of Applied stock, but shares are not issued to executives until the grants vest on the third anniversary of the award date, assuming continued employment with Applied. The Committee believes cliff vesting is more demanding than typical market practice, but appropriate considering the nature of the award. The RSUs do vest, albeit pro rata, if an executive retires during the three-year term. RSU grants under the 2019 Long-Term Performance Plan provide for the accrual of dividend equivalents and payment on vesting.

The Committee considers RSUs to be a good tool for retaining executives. Because their value will increase or decrease over the three-year vesting period along with Applied’s stock, RSUs also promote efforts to maximize long-term shareholder return.

●	2022-2024 Performance Shares (55% of CEO’s Target Long-Term Incentive Value; 50% for Other NEOs)

Performance shares provide incentives to achieve goals over a three-year period. At the beginning of a period, the Committee sets a target number of shares of Applied stock to be paid to each executive at the end of the period, assuming continued employment. The actual payout is then calculated, relative to the target, based on Applied’s achievement of objective goals. If an executive retires during the three years, the performance shares vest on a pro rata basis, tied to the period worked and actual performance during that period.

As a new three-year period begins, the Committee reviews the business plan and market outlook for each year of the period. Then, after also considering the independent consultant’s guidance as to market practices, the Committee determines performance measures and goal ranges at which payouts can be earned for each year; i.e., the goals for each year of a three-year period are established and approved at the start of the three-year period.

Applied’s approach, as opposed to setting goals covering the full three-year period, reduces the risk that a year of over- or under-performance unduly influences payouts for the full three years.

The Committee sets goals it believes are attainable without inappropriate risk-taking, but that still require executives to perform on a sustained basis at a consistently high level to achieve the targeted payout.

Payouts can range from 0% to 200% of the target number of shares. The target payout is 100% of the target number assigned to the executive. The Grants of Plan-Based Awards table on page 38 shows the threshold, target, and maximum payouts for performance shares awarded in 2022.

Because the payout is measured in shares, the award’s value depends on both the company’s operating performance and its stock price, motivating executives throughout the performance period with regard to both.

For the 2022-2024 performance shares, consistent with prior years, the Committee set separate goals for each year of the period, with 75% of an award tied to Applied’s EBITDA and 25% to ROA. ROA improvements can be achieved

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by, among other things, increasing sales and margins, as well as improving working capital management, all of which are important objectives for industrial distributors.

The Committee considered these metrics to be appropriate measures of management’s impact on operating performance and efficiency over a three-year period. The metrics also balanced the Management Incentive Plan’s emphasis on bottom-line results and cash flow.

Each participant’s targeted number of shares for the three-year period is divided into one-third for each year. Shares awarded for achievement during a particular year are then “banked” for distribution at the end of the three-year term and do not affect the banking of shares for the other years.

Using individual years’ performance makes achieving maximum awards for the full three-year period more difficult because results exceeding maximum goals in any one year do not make up for shortfalls in other years.

The goals for the first year of the performance period, 2022, follow:

EBITDA (weighted 75%)	Under $277.3 million	$277.3 million	$346.6 million	$433.3 million
% of Prorated Portion of Target Share Award for 2022	0%	50%	100%	200%

ROA (weighted 25%)	Under 6.7%	6.7%	8.4%	10.5%
% of Prorated Portion of Target Share Award for 2022	0%	50%	100%	200%

Banked awards could range from 0% to 200% of the executive officers’ target share award values. The Committee established this range after considering Pay Governance’s guidance as to market practices. Awards for each performance measure were to be prorated on a straight-line proportional basis for results between the threshold 50%, 100%, and maximum 200% payout levels.

The performance share terms provide the Committee the authority, in its sole discretion, to adjust performance achievements in order to prevent diminution or enlargement of the benefits intended to be conferred, in a manner the Committee determines is equitably required by circumstances such as those specified above. After reviewing Applied’s reported financial results, the Committee excluded $0.6 million of income ($0.5 million net of tax) from the achievement calculations.

As a result of the 2022 achievements, as adjusted, participants banked awards, to be distributed in shares of Applied stock following the end of 2024, as follows:

2022 Goal	2022 Adjusted Achievement	Banked Award as % of Target Performance Shares for 2022

EBITDA (weighted 75%)	$408.9 million	171.9%

ROA (weighted 25%)	11.1%	200.0%

		Overall: 178.9%

●	2021-2023 Performance Shares (2022 performance)

As described above, the Committee sets separate goals for each year of a three-year performance share program at the time the program is adopted. So, while 2022 was the first year of the 2022-2024 performance period, it was also the second year of the 2021-2023 performance period and the third year of the 2020-2022 performance period. For the 2021-2023 performance shares, the 2022 goals, adopted in October 2020, follow:

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Executive Compensation

EBITDA (weighted 75%)	Under $195.3 million	$195.3 million	$244.1 million	$305.1 million

% of Prorated Portion of Target Share Award for 2022	0%	50%	100%	200%

ROA (weighted 25%)	Under 4.1%	4.1%	5.1%	6.4%

% of Prorated Portion of Target Share Award for 2022	0%	50%	100%	200%

As a result of 2022 achievements, as adjusted (in addition to the income exclusion referenced above, total assets in the ROA calculation were adjusted to exclude the effects of goodwill and intangible asset impairments), participants banked awards, to be distributed in shares of Applied stock following the end of 2023, as follows:

	2022 Adjusted Achievement	Banked Award as % of Target Performance Shares for 2022

EBITDA (weighted 75%)	$408.9 million	200.0%

ROA (weighted 25%)	10.9%	200.0%

		Overall: 200.0%

The award banked for the program’s first year, 2021, as a percentage of target performance shares, was 200.0%.

●	2020-2022 Performance Shares (2022 performance)

The goals for the final year of the 2020-2022 performance shares program, adopted in September 2019, follow:

EBITDA (weighted 75%)	Under $305.0 million	$305.0 million	$381.3 million	$476.6 million
% of Prorated Portion of Target Share Award for 2022	0%	50%	100%	200%

ROA (weighted 25%)	Under 7.2%	7.2%	9.0%	11.3%
% of Prorated Portion of Target Share Award for 2022	0%	50%	100%	200%

As a result of 2022 achievements, as adjusted (in addition to the income exclusion referenced above, total assets in the ROA calculation were adjusted to exclude the effects of goodwill and intangible asset impairments), participants were awarded shares of Applied stock as follows:

	2022 Adjusted Achievement	Banked Award as % of Target Performance Shares for 2022

EBITDA (weighted 75%)	$408.9 million	129.0%

ROA (weighted 25%)	10.4%	160.9%

		Overall: 137.0%

The awards banked for the program’s first two years, as a percentage of target performance shares, were 75.4% in 2020 and 79.6% in 2021. The average payout for the full three-year period was 97.3% of target. By comparison, the average payout for the full three-year period for the 2019-2021 performance shares was 25.4% of target.

Qualified, Nonqualified, and Welfare Plan Benefits. Through the plans described below, we seek to provide benefits comparable to those available at Peer Group and other similarly sized companies. The Committee, with its independent consultant’s assistance, reviews executive-level benefits periodically and compares them with market information, considering executives’ positions and years of service.

●	Qualified savings plan

Applied maintains a defined contribution plan with a section 401(k) feature (the Retirement Savings Plan, or “RSP”) for eligible U.S. employees, including NEOs.

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●	Nonqualified deferred compensation plans

The Committee believes that providing competitive supplemental retirement benefits is important for executive recruitment and retention. Statutory limits exist, however, on the value of benefits executives can receive under the company’s qualified savings plan.

Accordingly, Applied maintains the Key Executive Restoration Plan (the “KERP”), an unfunded, nonqualified deferred compensation plan. To participate in the KERP, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay for the calendar year, minus (ii) the amount of company contributions credited to the participant under the RSP. Account balances are deemed invested in mutual funds selected by the participant from a menu of diverse investment options. Because of the use of incentive pay in the KERP formula, company contributions are tied in part to Applied’s annual performance results.

To be eligible for KERP account credits, participants must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Each NEO participates in the KERP. The Committee set Mr. Schrimsher’s account credit percentage at 10%.

Applied also maintains the Supplemental Defined Contribution Plan, which permits highly compensated U.S. employees to defer portions of their pay and to accumulate nonqualified savings. Applied does not contribute to the plan and participants are not provided above-market or guaranteed returns. We describe the plan, along with the KERP, more fully in “Nonqualified Deferred Compensation,” at pages 40-41.

●	Welfare plans

Applied maintains a contributory health care plan as well as life and disability insurance plans for U.S. employees. Executive officers may also participate in executive life and disability insurance programs.

Applied provides continuation health care coverage, at the employee contribution rate, to executive officers who retire after reaching age 55, with at least ten years’ service, for the 18-month period under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for these benefits; Messrs. Schrimsher and Bauer are the only remaining active eligible executives.

Perquisites and Other Personal Benefits. Applied does not offer perquisites such as company automobiles or allowances, financial planning and tax services, or country clubs to the NEOs.

Applied provides executive officers five weeks’ vacation per calendar year; other employees get five weeks when they reach 25 years of service. Unused vacation time is forfeited at the end of each calendar year.

Change in Control and Termination Benefits. Upon his hire, Applied and Mr. Schrimsher entered into a CEO-level severance agreement providing termination benefits as described in “Potential Payments upon Termination or Change in Control,” beginning on page 42. Applied does not have employment contracts with the other NEOs, nor does it have an executive severance policy. The Committee retains discretion to determine severance benefits, if any, to be offered to the other NEOs if the company terminates their employment, other than in the circumstance of a change in control.

The company’s only change in control agreements are with Messrs. Schrimsher, Wells, Bauer, and Loring. The arrangements are designed to retain executives and to promote management continuity if an actual or threatened change in control occurs. The Board approved the agreements primarily because it believes that the executives’ continued attention and dedication to their duties under the adverse circumstances attendant to a change or potential change in control are ultimately in the best interests of Applied and its shareholders.

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Executive Compensation

The agreements provide severance benefits if an executive’s employment is terminated by the officer for “good reason” or by Applied “without cause” (each as defined in the agreements) and the termination occurs within two years (three years under an older agreement with Mr. Bauer) after a change in control. These “double trigger” arrangements are consistent with typical market practices. The executive, in turn, must not compete with Applied for three years following termination (one year under the older agreement). Change in control agreements entered into after 2011, with Messrs. Schrimsher, Wells, and Loring, do not provide for a gross-up for excise taxes. We describe the agreements more fully on pages 43-44 of this proxy statement.

Stock Ownership and Retention Guidelines

The Committee believes executives should accumulate meaningful equity stakes in Applied to align their economic interests with shareholders’ interests, thereby promoting the objective of increasing shareholder value. Accordingly, we adopted stock ownership guidelines, requiring that executive officers not dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition:

Position	Stock Ownership Guideline

Chief Executive Officer	5x base salary

Other Executive Officers	3x base salary

“Owned” shares, per the guidelines, include those owned outright, those owned beneficially in Applied’s Retirement Savings Plan, and RSUs, but do not include SARs or performance shares.

The guidelines do not require an executive immediately to acquire shares if the executive’s ownership is below the applicable guideline.

Until the guideline is achieved, executives must retain net shares received from exercising SARs or the vesting of RSUs or performance shares. “Net shares” are shares that remain after shares are sold or netted to pay withholding taxes.

The value of the NEOs’ holdings (determined as described above) on June 30, 2022, and their guidelines are shown below:

Name	Value of Applied Stock Holdings ($)	Stock Ownership Guideline ($)

N. Schrimsher	22,882,882	4,650,000

D. Wells (hired in May 2017)	1,396,004	1,410,000

F. Bauer	8,754,259	1,305,000

W. Hoffner	4,125,885	1,200,000

K. Loring	1,562,378	1,140,000

The Committee monitors compliance with the guidelines, interprets them, and must approve exceptions. The Committee also periodically reviews the guidelines and compares them with market data reported by the independent consultant and others.

Consistent with the objectives of the stock ownership guidelines, the company prohibits its insiders (including directors, officers, and other employees with access to material inside information about Applied) from engaging in:

●	Short sales of Applied’s stock;

●	Market transactions in puts, calls, warrants, or other derivative securities based on Applied stock; and

●	Hedging or monetization transactions such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Clawback Provisions

Because incentive awards are intended to motivate executives to act in Applied’s best interests, the Committee includes provisions in award terms to claw back compensation under certain circumstances:

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●

The Committee may terminate or rescind an award and, if applicable, require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to the award within the previous 12 months (and proceeds thereof), if the Committee determines that, during the executive’s employment with Applied or during the period ending 12 months following separation from service, the executive competed with Applied or in other circumstances engaged in acts inimical to Applied’s interests.

●

The Committee may require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to an award within the previous 36 months (and proceeds thereof) if (i) Applied restates its historical consolidated financial statements and (ii) the Committee determines that (x) the restatement is a result of the executive’s, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) the executive’s earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

Conclusion

The Committee reviews all components of Applied’s executive compensation program. When deciding regarding any component of an executive officer’s compensation, the Committee takes into consideration the other components.

The Committee believes that the executive officers’ compensation is appropriate and that the program’s components are consistent with market standards. The program considers Applied’s performance compared with the Peer Group, and appropriately aligns executive compensation with Applied’s annual and long-term financial results and to long-term financial return to shareholders. The Committee believes the foregoing philosophy is consistent with Applied’s culture and objectives and will continue to serve as a reasonable basis for administering Applied’s compensation program for the foreseeable future.

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Summary Compensation Table — Fiscal Years 2022, 2021, and 2020

The following table summarizes information, for the years ended June 30, 2022, 2021, and 2020, regarding the compensation of Applied’s CEO, CFO, and the three other most highly compensated executive officers at June 30, 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Neil A. Schrimsher President & Chief Executive Officer	2022	930,000	2,389,762	608,682	1,640,520	0	271,870	5,840,834
	2021	808,276	2,617,925	733,176	1,748,250	0	176,965	6,084,592
	2020	864,275	2,131,751	609,782	942,921	0	159,075	4,707,804

David K. Wells Vice President – Chief Financial Officer & Treasurer	2022	470,000	430,588	124,926	549,430	0	63,890	1,638,834
	2021	424,305	443,920	141,963	529,100	0	47,308	1,586,596
	2020	433,887	354,462	118,088	285,371	0	38,029	1,229,837

Fred D. Bauer Vice President – General Counsel & Secretary	2022	435,000	336,063	98,346	397,155	0	59,534	1,326,098
	2021	405,018	380,405	120,399	427,350	187,981	49,603	1,570,756
	2020	414,165	306,123	99,764	230,492	926,654	43,204	2,020,402

Warren E. Hoffner Vice President, General Manager – Fluid Power & Flow Control	2022	400,000	310,212	90,372	398,400	0	53,643	1,252,627
	2021	371,267	332,940	106,023	427,350	0	40,784	1,278,364
	2020	379,651	268,534	88,566	230,492	0	32,842	1,000,085

Kurt W. Loring Vice President – Chief Human Resources Officer	2022	380,000	327,184	95,688	346,940	0	47,618	1,197,430
	2021	347,159	350,545	113,211	366,300	0	36,348	1,213,563
	2020	354,999	284,647	94,674	201,524	0	29,518	965,362

(1)

Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to determine the awards’ grant date fair values are described in the notes to Applied’s consolidated financial statements, included in our annual reports on Form 10-K for those years. The 2022 awards are described in the Compensation Discussion and Analysis beginning at page 29 and the Grants of Plan-Based Awards table at page 38. The amounts reported for 2022 in the Stock Awards column are totals of the following:

Name	RSUs ($)	Performance Shares ($)

N. Schrimsher	692,562	1,697,200

D. Wells	142,064	288,524

F. Bauer	115,427	220,636

W. Hoffner	106,548	203,664

K. Loring	106,548	220,636

Performance shares’ grant date fair values assume performance at the target achievement level. If instead it were assumed that the highest level of performance would be achieved, then the grant date fair values would be twice the amounts reported for the performance shares.

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(2)	Amounts shown reflect Management Incentive Plan earnings.

(3)

Mr. Bauer participates in the Supplemental Executive Retirement Benefits Plan (“SERP”), a nonqualified defined benefit plan that was frozen in 2012. He is the only remaining active participant. The amounts in this column reflect increases in the estimated actuarial present values of his historical accrued benefit.

The 2022 figure is the difference between the number in the Pension Benefits table on page 42 for 2022 year-end and the same item calculated for July 1, 2021. See the notes to that table for information about how estimated amounts were calculated. The present value of the benefit for Mr. Bauer decreased by $917,152 in 2022, but, pursuant to SEC rule, the change in value is shown as $0.

In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels. Accordingly, the values in this column relate to changes in the discount rate and the components of the three-segment interest rate structure, as well as to mortality factor adjustments, as described below.

The SERP uses interest rates and mortality tables imposed on tax-qualified pension plans by Internal Revenue Code (“Code”) section 417(e). The value for 2022 reflects a 4.50% discount rate and a three-segment interest rate structure in effect for January 2022, with 1.41% for the first five years, 3.02% for the next 15 years, and 3.36% thereafter.

The value for 2021 reflects a 1.75% discount rate and a three-segment interest rate structure in effect for January 2021, with 0.50% for the first five years, 2.38% for the next 15 years, and 3.17% thereafter. The value for 2020 reflects a 1.50% discount rate and a three-segment interest rate structure in effect for January 2020, with 1.91% for the first five years, 2.93% for the next 15 years, and 3.54% thereafter.

In addition, in each successive year, the mortality table reflects adjustments pursuant to Code section 417(e). Present values assume zero probability of termination, retirement, death, or disability before normal retirement age (age 65).

(4)	Amounts in this column for 2022 are totals of the following:

●	Retirement Savings Plan (section 401(k) plan) matching contributions,

●	KERP account credits,

●	Company contributions for executive life insurance, for a $300,000 benefit, and

●	Estimated values of perquisites and other personal benefits.

Amounts relating to the following perquisites and other personal benefits provided to NEOs are included: annual expense related to post-retirement health care coverage for Messrs. Schrimsher and Bauer (the only remaining active executives eligible for this benefit), and company contributions for officer-level accident insurance benefits. No perquisite or personal benefit exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits in 2022.

The following table itemizes “All Other Compensation” for 2022:

Name	Retirement Savings Plan Contributions ($)	Key Executive Restoration Plan Account Credits ($)	Gross-up Payments ($)	Life Insurance Benefits ($)	Perquisites and Other Personal Benefits ($)

N. Schrimsher	7,975	259,010	0	828	4,057

D. Wells	9,440	53,400	0	993	57

F. Bauer	9,169	45,354	0	754	4,257

W. Hoffner	7,668	44,560	0	1,358	57

K. Loring	10,079	36,971	0	511	57

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Executive Compensation

Grants of Plan-Based Awards — Fiscal Year 2022

In 2022, the Executive Organization & Compensation Committee awarded the following incentive opportunities and grants under the 2019 Long-Term Performance Plan to the NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards:	All Other Option Awards: Number	Base Price of Option	Grant Date Fair Value of
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Units (#) (3)	of Securities Underlying Options (#)	Awards ($/Share) (4)	Stock and Option Awards ($)
N. Schrimsher	8/10/2021							7,800			692,562
	8/10/2021								22,900	88.79	608,682
	8/10/2021 (Perf. Shares)				10,000	20,000	40,000
	8/10/2021 (Management Incentive Plan)	488,250	976,500	1,953,000

D. Wells	8/10/2021							1,600			142,064
	8/10/2021								4,700	88.79	124,926
	8/10/2021 (Perf. Shares)				1,700	3,400	6,800
	8/10/2021 (Management Incentive Plan)	164,500	329,000	658,000
F. Bauer	8/10/2021							1,300			115,427
	8/10/2021								3,700	88.79	98,346
	8/10/2021 (Perf. Shares)				1,300	2,600	5,200
	8/10/2021 (Management Incentive Plan)	119,625	239,250	478,500

W. Hoffner	8/10/2021							1,200			106,548
	8/10/2021								3,400	88.79	90,372
	8/10/2021 (Perf. Shares)				1,200	2,400	4,800
	8/10/2021 (Management Incentive Plan)	120,000	240,000	480,000

K. Loring	8/10/2021							1,200			106,548
	8/10/2021								3,600	88.79	95,688
	8/10/2021 (Perf. Shares)				1,300	2,600	5,200
	8/10/2021 (Management Incentive Plan)	104,500	209,000	418,000

(1)

The 2022 Management Incentive Plan is described in the Compensation Discussion and Analysis at pages 27-29. Payouts under the plan are shown in the column marked “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	The 2022-2024 performance shares program is described in the Compensation Discussion and Analysis at pages 30-31.
(3)	RSUs are described in the Compensation Discussion and Analysis at page 30.
(4)	SARs are described in the Compensation Discussion and Analysis at page 30. Their base price is our stock’s closing price on the NYSE on the grant date.

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Outstanding Equity Awards at Fiscal 2022 Year-End

The table below presents information about the NEOs’ outstanding SARs, RSUs, and performance shares on June 30, 2022.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
N. Schrimsher	53,000	0	54.90	8/10/2027
	32,025	10,675 (1)	74.55	8/9/2028
	29,950	29,950 (2)	53.87	8/13/2029
	10,200	30,600 (3)	69.05	8/11/2030
	0	22,900 (4)	88.79	8/10/2031
					11,000 (5)	1,057,870	27,934 (6)	2,686,413
					12,500 (7)	1,202,125	54,667 (8)	5,257,325
					7,800 (9)	750,126	25,260 (10)	2,429,254
D. Wells	27,000	0	57.85	6/21/2027

	9,200	0	54.90	8/10/2027
	5,625	1,875 (1)	74.55	8/9/2028
	5,800	5,800 (2)	53.87	8/13/2029
	1,975	5,925 (3)	69.05	8/11/2030
	0	4,700 (4)	88.79	8/10/2031
					2,100 (5)	201,957	4,380 (6)	421,225
					2,400 (7)	230,808	8,667 (8)	833,505
					1,600 (9)	153,872	4,295 (10)	413,050

F. Bauer	13,200	0	48.19	8/11/2026
	8,700	0	54.90	8/10/2027
	5,025	1,675 (1)	74.55	8/9/2028
	4,900	4,900 (2)	53.87	8/13/2029
	1,675	5,025 (3)	69.05	8/11/2030
	0	3,700 (4)	88.79	8/10/2031
					1,800 (5)	173,106	3,795 (6)	364,965
					2,100 (7)	201,957	7,334 (8)	705,311
					1,300 (9)	125,021	3,284 (10)	315,822
W. Hoffner	6,200	0	54.90	8/10/2027

	4,050	1,350 (1)	74.55	8/9/2028
	4,350	4,350 (2)	53.87	8/13/2029
	1,475	4,425 (3)	69.05	8/11/2030
	0	3,400 (4)	88.79	8/10/2031
					1,600 (5)	153,872	3,309 (6)	318,227
					1,800 (7)	173,106	6,500 (8)	625,105
					1,200 (9)	115,404	3,031 (10)	291,491

K. Loring	19,900	0	49.04	8/12/2024
	11,000	0	38.36	8/11/2025
	12,100	0	48.19	8/11/2026
	8,000	0	54.90	8/10/2027
	4,650	1,550 (1)	74.55	8/9/2028
	4,650	4,650 (2)	53.87	8/13/2029
	1,575	4,725 (3)	69.05	8/11/2030
	0	3,600 (4)	88.79	8/10/2031
					1,700 (5)	163,489	3,504 (6)	336,980
					1,900 (7)	182,723	6,834 (8)	657,226
					1,200 (9)	115,404	3,284 (10)	315,822

(1)	These SARs vested on August 9, 2022.
(2)	Half of these SARs vested on August 13, 2022. The remaining SARs vest on August 13, 2023.
(3)	One third of these SARs vested on August 11, 2022. The remaining SARs vest in equal increments on August 11, 2023 and 2024.
(4)	One quarter of these SARs vested on August 10, 2022. The remaining SARs vest in equal increments on August 10, 2023, 2024, and 2025.

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(5)	These RSUs vested on August 13, 2022.
(6)

These awards are the 2020-2022 performance shares described in the Compensation Discussion and Analysis at page 32. The performance period ended on June 30, 2022, and performance for the final year was certified on August 9, 2022.

(7)	These RSUs vest on August 11, 2023.
(8)

These awards are the 2021-2023 performance shares described in the Compensation Discussion and Analysis at pages 31-32. The performance period ends on June 30, 2023. The amounts shown include performance shares banked for 2021 and 2022, and targeted for 2023.

(9)	These RSUs vest on August 10, 2024.
(10)

These awards are the 2022-2024 performance shares described in the Compensation Discussion and Analysis at pages 30-31. The performance period ends on June 30, 2024. The amounts shown include performance shares banked for 2022 and targeted for 2023 and 2024.

Option Exercises and Stock Vested — Fiscal Year 2022

The following table shows the value realized in 2022 by the NEOs on the exercise of SARs and the vesting of RSUs and banked performance shares.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

N. Schrimsher	136,900	8,737,087	13,682	1,189,994

D. Wells	0	0	2,439	212,095

F. Bauer	19,300	1,278,291	2,138	185,927

W. Hoffner	0	0	1,710	148,762

K. Loring	0	0	1,987	172,799

Nonqualified Deferred Compensation

Applied maintains two nonqualified, unfunded defined contribution plans for key employees, including executive officers. Eligibility is limited to highly compensated or select management employees whose benefits under the Retirement Savings Plan (“RSP”) are subject to certain Internal Revenue Code (“Code”) limitations.

Key Executive Restoration Plan (“KERP”)

The KERP is an unfunded, nonqualified deferred compensation plan. To participate, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay minus (ii) the amount of company contributions credited to the participant under the RSP for the calendar year.

To be eligible for KERP account credits, participants must elect to make 401(k) contributions under the RSP of either 6% of compensation or the applicable Code contribution limit and must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Account balances are deemed invested in mutual funds the participant selects from among diverse investment options.

Each NEO participates in the KERP. The Committee has set Mr. Schrimsher’s account credit percentage at 10%.

Supplemental Defined Contribution Plan

The Supplemental Defined Contribution Plan permits highly compensated employees to defer a portion of their compensation that cannot be deferred under the RSP due to Code limitations. Applied does not contribute to the plan.

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Participants are always vested in their deferrals. Account balances are deemed invested in mutual funds the participant selects from a menu of diverse investment options.

Participants may receive distributions in a lump sum or in installments, as specified in the deferral election form. Acceleration of distributions is prohibited and a distribution change must comply with Code section 409A.

Messrs. Schrimsher, Wells, Bauer, and Loring have plan accounts and all except Mr. Wells made deferrals into the plan in 2022.

Nonqualified Deferred Compensation — Fiscal Year 2022

The following table presents contributions, earnings, distributions, and balance information for the NEOs’ Key Executive Restoration Plan and Supplemental Defined Contribution Plan accounts for 2022.

Name and Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

N. Schrimsher
Key Executive Restoration Plan	0	246,448	(227,616)	0	2,256,998
Supplemental Defined Contribution Plan	333,841	0	(683,204)	0	4,108,057

D. Wells
Key Executive Restoration Plan	0	49,243	(34,011)	0	171,088
Supplemental Defined Contribution Plan	0	0	(39,831)	0	161,521

F. Bauer
Key Executive Restoration Plan	0	42,360	(68,921)	0	382,319
Supplemental Defined Contribution Plan	62,531	0	(104,310)	0	518,690

W. Hoffner
Key Executive Restoration Plan	0	43,513	(44,827)	0	213,405

K. Loring
Key Executive Restoration Plan	0	35,178	(40,293)	0	227,419
Supplemental Defined Contribution Plan	65,584	0	(40,859)	0	207,251

(1)

Key Executive Restoration Plan credits are shown net of withholding for certain taxes. The gross amounts are shown as a component of “All Other Compensation” in note (4)  to the Summary Compensation Table on page 37.

Pension Plans

The Supplemental Executive Retirement Benefits Plan (the “SERP”), a nonqualified defined benefit plan, provides supplemental retirement benefits to executive officers the Committee designated as participants more than a decade ago. In 2012, the Committee froze participation in the SERP and stopped the accrual of additional plan benefits (by virtue of years of service and compensation levels). Mr. Bauer is the only remaining active participant.

The SERP’s principal features follow:

Retirement Benefits. The annual normal retirement benefit, calculated in a single life annuity form, is 45% of a participant’s average base salary and annual incentive pay for the highest three calendar years during the last 10 years of service prior to calendar 2012. To receive a normal retirement benefit, a participant must separate from service at or after age 65. To receive an early retirement benefit prior to attainment of age 65, a participant must separate from service after reaching age 55 and completing at least 10 years’ service with Applied, of which at least five were as an executive officer; Mr. Bauer is eligible for early retirement.

Early retirement benefits are reduced by 5% for each year that the commencement of benefits precedes age 65.

Disability Benefits. If a participant becomes disabled, the participant will receive a monthly SERP disability benefit until the earlier of age 65 or death. The monthly benefit, when added to other long-term disability benefits under Applied programs, will equal 1/12th of 60% of the average of the participant’s highest three calendar years of base salary plus annual incentive pay during the last 10 years of service prior to calendar 2012.

Payment Forms. Normal and early retirement benefits are paid as designated by the participant.

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Death Benefits. If a participant dies before receiving a SERP benefit, the participant’s designated beneficiary will receive the present value of the accrued benefit in a lump sum or installments, as the participant elects in advance.

Noncompetition. Except if a change in control occurs, payment of SERP benefits is conditioned on the participant not competing with Applied.

Pension Benefits — Fiscal 2022 Year-End

The following table shows the present value of accumulated benefits payable to the NEOs under the SERP.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2) (3)	Payments during Last Fiscal Year ($)

N. Schrimsher	—	—	—	—

D. Wells	—	—	—	—

F. Bauer	SERP	19.3	3,165,345	0

W. Hoffner	—	—	—	—

K. Loring	—	—	—	—

(1)	In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels.

(2)

This figure reflects the estimated present value of the annual pension benefit accrued through June 30, 2022, and payable at age 65. The plan’s actuary used the following key assumptions to determine the present value:

●	A discount rate of 4.50%, the FASB ASC 715 discount rate as of June 30, 2022,
●

Benefits are paid in a single lump sum using the Pension Protection Act 2022 Optional Combined Unisex Mortality Table and a three-segment interest rate structure in effect for January 2022 with 1.41% for the first five years, 3.02% for the next 15 years, and 3.36% thereafter, and

●	No probability of termination, retirement, death, or disability before normal retirement age (age 65).

Actual payments after retirement are determined based on the Code section 417(e) interest rate and mortality table in effect at that time, along with the participant’s age.

(3)	SERP benefits are not subject to deductions for Social Security benefits or other material offset amounts.

Potential Payments upon Termination or Change in Control

The summaries and tables in this section describe compensation and benefits that would have been payable to the NEOs on June 30, 2022, if, as of that date, there had occurred

●	A termination of the executive’s employment with Applied prior to a change in control,

●	A termination of employment due to death, disability, or retirement,

●	A change in control of Applied, or

●	A termination of employment following a change in control.

Compensation and benefits earned or accrued prior to the event, and not contingent on the event’s occurrence, are not included in the summaries or tables.

Payments in the Event of a Termination

Except for Mr. Schrimsher, Applied does not have a formal severance arrangement that provides payments to the NEOs if termination of employment occurs (other than in the circumstance of a change in control or because of death, disability, or retirement). The Board of Directors and its Executive Organization & Compensation Committee retain discretion to determine severance benefits, if any, to be offered.

Upon his hire, Applied and Mr. Schrimsher entered into an executive severance agreement providing that, if his service with Applied were terminated within a year of the agreement effective date by Applied “without cause” or by him “for good cause” (as each term is defined in the agreement), he would be entitled to severance in an amount equal to his base salary plus target annual incentive pay for a period running from his termination date to the second anniversary of the agreement effective date. He would not, however, be entitled to payment under the executive severance agreement if he received payment under his change in control agreement. The executive severance agreement

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automatically renews annually (as it did in October 2021) unless Applied elects not to renew it prior to expiration of the then-current term.

Regardless of reason, if an NEO’s employment terminates (other than in the circumstance of a change in control or because of death, disability, or retirement) prior to the end of a vesting or performance period, then the following will occur:

●	Awards under an annual cash incentive plan are forfeited, except as noted above under Mr. Schrimsher’s executive severance agreement.

●	Performance shares, RSUs, and unvested SARs are forfeited.

●	Unvested KERP account balances are forfeited.

●	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of Death, Disability, or Retirement

If an NEO’s employment terminates because of death, disability, or retirement (other than following a change in control), then the following will occur:

●

Awards under an annual cash incentive plan are payable pro rata at the end of the performance period based on the portion of the period during which the executive worked and the actual achievement of performance targets.

●	Performance shares are payable at the end of the performance period based on the portion of the period during which the executive worked and tied to actual performance.

●	RSUs are payable pro rata, pegged to the portion of the three-year term during which the executive worked.

●	SARs that have not yet vested will vest, but the term for the outstanding SARs is truncated to three years.

●

Unvested KERP account balances vest in the event of death, disability, or attainment of age 65. Accounts are also credited for the portion of the calendar year worked in the event of death, disability, or retirement after attaining age 55 with at least ten years of service.

●	SERP benefits payable on death, separation from service, or termination due to disability are more fully described in “Pension Plans.”

●

Upon retirement after attaining age 55 with at least ten years of service or termination due to disability after reaching age 55, Applied provides continuation health care coverage, at the active employee premium rate, for the 18-month COBRA period. In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for the benefits.

●	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of a Change in Control

Change in Control Agreements. The company’s only change in control agreements are with Messrs. Schrimsher, Wells, Bauer, and Loring. Agreements entered into after 2011 include terms that are more restrictive.

The agreements obligate Applied to provide severance benefits to an executive who incurs a separation from service effected either by the executive for “good reason” or by Applied “without cause” if the separation occurs within two years (three years in the oldest agreement, with Mr. Bauer) after a change in control. The executive, in turn, is required not to compete with Applied for three years following the separation (one year for Mr. Bauer) and to hold in confidence Applied confidential information and trade secrets.

No compensation or benefits are payable under a change in control agreement on termination of the executive’s employment prior to a change in control, or following a change in control if the executive’s employment is terminated by Applied for cause or by reason of death, disability, or retirement (as each term is defined in the executive’s agreement).

The compensation and principal benefits to be provided under the outstanding agreements with the NEOs follow:

Applied Industrial Technologies 2022 Proxy Statement	43

Executive Compensation

●

A lump sum severance payment equal to three times (one and one-half times for Messrs. Wells and Loring) the aggregate amount of the executive’s annual base salary and target annual incentive pay, reduced proportionately if the officer would reach age 65 within three years after termination (Mr. Schrimsher’s agreement also entitles him to a prorated target annual incentive payment for the year in which termination occurs),

●

A cash payment for vested, unexercised SARs, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the NYSE on the termination date, and (ii) the highest price paid for Applied common stock in connection with the change in control,

●

Continued participation in certain employee benefit plans, programs, and arrangements, or equivalent benefits for three years (one and one-half years for Messrs. Wells and Loring) after termination at the levels in effect immediately before termination,

●	Outplacement services, and

●

In the oldest agreement, with Mr. Bauer, an additional payment in an amount sufficient, after payment of taxes on the additional payment, to pay any required “parachute” excise tax. This gross-up is not included in the agreements entered into after 2011, with Messrs. Schrimsher, Wells, and Loring; instead, the agreements provide that if the executive’s change in control payment would be subject to the excise tax, then the payment will be reduced as necessary to avoid application of the excise tax.

“Change in control” is generally defined as follows:

●

A merger of Applied with another entity or a sale of substantially all of Applied’s assets to a third party, following which Applied’s shareholders prior to the transaction hold less than a majority of the combined voting power of the merged entities or asset acquirer,

●	Acquisition of beneficial ownership by a person of 30% or more (20% or more in Mr. Bauer’s agreement) of Applied’s then-outstanding common stock, or

●

One half or more (one quarter or more in Mr. Bauer’s agreement) of the members of the Board of Directors being persons other than (i) directors who were in office on the agreement date, or (ii) directors who are elected after such date and whose nomination or election is approved by two-thirds of directors then in office or their successors approved by that proportion.

“Good reason” means the following:

●	Diminution of position or assigned duties, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith,

●	Reduction of compensation, incentive compensation potential, or benefits following a change in control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith,

●	Applied requiring the executive to change principal place of employment or to travel to a greater extent than required immediately prior to a change in control, or

●	Failure of a successor to Applied to assume Applied’s obligations under the agreement.

Applied may modify or terminate its obligations under the agreements prior to a change in control so long as the modification or termination is not made in anticipation of or in connection with a change in control.

2019 Long-Term Performance Plan. The 2019 Long-Term Performance Plan and its predecessor, the 2015 Long-Term Performance Plan, provide that if an executive officer incurs a separation from service effected either by Applied without “cause” or by the officer for “good reason” (as each term is defined in the plan) within one year following a change in control, then unvested SARs become exercisable and awards under a cash incentive plan become earned at the target amount. In addition, under the same circumstances, pursuant to the award terms and conditions, RSUs will vest in full, and performance shares will be payable at the target amount on a pro rata basis pegged to the separation’s timing in the three-year performance period. These provisions may be omitted in specific award terms and conditions.

44	Applied Industrial Technologies 2022 Proxy Statement

Executive Compensation

Key Executive Restoration Plan. If a KERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within one year after a change in control, unvested balances in the participant’s account will vest.

Quantitative Disclosure. The following tables assume a termination or change in control occurred on June 30, 2022, the last day of our fiscal year, and Applied’s stock price for all calculations is $96.17, the closing price on the NYSE on that day. The tables include amounts earned through that time and estimates of amounts that would be paid on the occurrence of the events shown. The actual amounts can be determined only at the time of the event. The amounts shown do not include benefits and payments that are generally available to salaried employees on a nondiscriminatory basis. Also, as noted above, compensation and benefits earned by an executive prior to an event, and not contingent on the event’s occurrence, are not reflected in the tables.

Applied Industrial Technologies 2022 Proxy Statement	45

Executive Compensation

Neil A. Schrimsher, President & Chief Executive Officer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	1,210,265	0	0	0	2,790,000	0	0	0

Management Incentive Plan	1,270,778	0	0	0	2,929,500	0	0	0

Performance Shares	0	0	8,039,331	0	8,039,331	0	8,039,331	8,039,331

SARs	0	0	2,496,553	0	2,496,553	0	2,496,553	2,496,553

RSUs	0	0	1,992,462	0	3,010,121	0	1,992,462	1,992,462

KERP (2)	0	0	129,505	0	0	0	129,505	129,505
Health Care Benefits	0	0	0	0	101,149	0	0	0
Life/Disability Insurance Proceeds (3)	0	0	0	0	0	0	300,000		*

Outplacement Services	0	0	0	0	25,000	0	0	0

Total	2,481,043	0	12,657,851	0	19,391,654	0	12,957,851	12,657,851	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Schrimsher is 58 and therefore ineligible for normal retirement.

(2)	KERP estimates are based on value of company account credit for preceding calendar year.

(3)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

46	Applied Industrial Technologies 2022 Proxy Statement

Executive Compensation

David K. Wells, Vice President – Chief Financial Officer & Treasurer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	705,000	0	0	0

Management Incentive Plan	0	0	0	0	493,500	0	0	0

Performance Shares	0	0	0	0	1,283,196	0	1,283,196	1,283,196

SARs	0	0	0	0	481,250	0	481,250	481,250

RSUs	0	0	0	0	586,637	0	384,356	384,356

KERP (3)	0	0	0	0	0	0	26,700	26,700
Health Care Benefits	0	0	0	0	24,631	0	0	0
Life/Disability Insurance Proceeds (4)	0	0	0	0	0	0	300,000		*

Outplacement Services	0	0	0	0	25,000	0	0	0

Total	0	0	0	0	3,599,214	0	2,475,502	2,175,502	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Wells is 59 and therefore ineligible for normal retirement.

(2)

Mr. Wells is ineligible for “early retirement” under Applied’s plans because he has less than 10 years of service; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.

(3)	KERP estimates are based on value of company account credit for preceding calendar year.

(4)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Applied Industrial Technologies 2022 Proxy Statement	47

Executive Compensation

Fred D. Bauer, Vice President – General Counsel & Secretary

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	1,305,000	0	0	0

Management Incentive Plan	0	0	0	0	717,750	0	0	0

Performance Shares	0	0	1,078,450	0	1,078,450	0	1,078,450	1,078,450

SARs	0	0	407,068	0	407,068	0	407,068	407,068

RSUs	0	0	330,007	0	500,084	0	330,007	330,007

KERP (2)	0	0	22,677	0	0	0	22,677	22,677
SERP (3)	0	0	0	0	0	0	0	190,211	*
Health Care and Welfare Benefits (4)	0	0	0	0	71,167	0	0	0

Life/Disability Insurance Proceeds (5)	0	0	0	0	0	0	300,000		*

Outplacement Services	0	0	0	0	25,000	0	0	0

Excise Tax Gross-Up	0	0	0	0	0	0	0	0

Total	0	0	1,838,202	0	4,104,519	0	2,138,202	2,028,413	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Bauer is 56 and therefore ineligible for normal retirement.

(2)	KERP estimates are based on value of company account credit for preceding calendar year.

(3)

Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 4.50% discount rate and the three-segment interest rate structure in effect for January 2022 under Code section 417(e), with 1.41% for the first five years, 3.02% for the next 15 years, and 3.36% thereafter, is used. In determining the value of SERP disability benefits, the Pri-2012 disability table for males without collar adjustment, with fully generational mortality improvement projection using scale MP-2021, is used for post-retirement mortality. A 4.50% interest rate is used for temporary annuity payments under the disability benefit provisions.

(4)	Includes health care benefits and accidental death and dismemberment insurance.

(5)	Proceeds are payable from third-party insurance policies and the SERP.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants, which, when added to amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three calendar years of total compensation (base salary plus annual incentive) in the ten years preceding January 1, 2012.

48	Applied Industrial Technologies 2022 Proxy Statement

Executive Compensation

Warren E. Hoffner, Vice President, General Manager – Fluid Power & Flow Control

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	0	0	0	0

Management Incentive Plan	0	0	0	0	0	0	0	0

Performance Shares	0	0	955,930	0	0	0	955,930	955,930

SARs	0	0	358,290	0	0	0	358,290	358,290
RSUs	0	0	290,575	0	0	0	290,575	290,575
KERP (2)	0	0	22,280	0	0	0	22,280	22,280

Life/Disability Insurance Proceeds (3)	0	0	0	0	0	0	300,000	*

Total	0	0	1,627,075	0	0	0	1,927,075	1,627,075*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Hoffner is 62 and therefore ineligible for normal retirement.

(2)	KERP estimates are based on value of company account credit for preceding calendar year.

(3)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Applied Industrial Technologies 2022 Proxy Statement	49

Executive Compensation

Kurt W. Loring, Vice President – Chief Human Resources Officer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)

Base Salary	0	0	0	0	570,000	0	0	0

Management Incentive Plan	0	0	0	0	313,500	0	0	0

Performance Shares	0	0	0	0	1,011,997	0	1,011,997	1,011,997

SARs	0	0	0	0	384,916	0	384,916	384,916

RSUs	0	0	0	0	461,616	0	305,849	305,849

KERP (3)	0	0	0	0	0	0	18,486	18,486
Health Care Benefits	0	0	0	0	35,516	0	0	0
Life/Disability Insurance Proceeds (4)	0	0	0	0	0	0	300,000	*

Outplacement Services	0	0	0	0	25,000	0	0	0

Total	0	0	0	0	2,802,545	0	2,021,248	1,721,248*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Loring is 53 and therefore ineligible for normal retirement.

(2)

Mr. Loring is ineligible for “early retirement” under Applied’s plans because he is only 53; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.

(3)	KERP estimates are based on value of company account credit for preceding calendar year.

(4)	Proceeds are payable from third-party insurance policies.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

50	Applied Industrial Technologies 2022 Proxy Statement

Executive Compensation

CEO Pay Ratio Disclosure

As permitted by SEC rule, to identify our median associate we used a consistently applied compensation measure of total cash pay earned during the twelve months ended April 30, 2022, for approximately 6,000 full and part-time associates (not including the CEO) employed as of April 30, 2022. We annualized pay for those associates who commenced work during the period.

Once we identified a median associate, we calculated total compensation for the median associate and the CEO for fiscal 2022 based on the compensation elements required for inclusion in the Summary Compensation Table on page 36, except for also incorporating the estimated company cost of certain Applied-provided basic health and welfare benefits. As a result, the CEO’s total compensation for purposes of this calculation differs from that described in the Summary Compensation Table by the amount of these benefits.

The median associate’s estimated total compensation for 2022 was $72,176 (including estimated health and welfare benefits of $10,661) and the CEO’s total compensation for purposes of the ratio was $5,872,364. The ratio of CEO pay to median associate pay is 81:1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the method described above. The rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methods and apply various assumptions, which may result in significant differences in the results reported. Accordingly, the pay ratios reported by other companies may not be comparable to the pay ratio we report above.

COMPENSATION COMMITTEE REPORT

The Executive Organization & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the annual report on Form 10-K for the fiscal year ended June 30, 2022.

EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE

Joe A. Raver, Chair

Robert J. Pagano, Jr.

Vincent K. Petrella

Peter C. Wallace

Applied Industrial Technologies 2022 Proxy Statement	51

Vote to Approve Executive Compensation

ITEM 2: ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe our corporate governance policies, including our executive compensation program, should be responsive to shareholder concerns. This belief is reflected in a nonbinding, advisory vote that provides shareholders the opportunity to approve the NEOs’ compensation as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. We hold this vote annually, which was our shareholders’ preference as expressed at the 2017 annual meeting.

The vote is intended to solicit an overall assessment of our program rather than to focus on specific compensation items. The Board of Directors and its Executive Organization & Compensation Committee value shareholder opinion and take the vote’s outcome into account when considering executive compensation arrangements. However, because the vote is advisory, it will not directly affect existing compensation awards. We are pleased to have earned the shareholders’ approval in 2021, with 97% of the shares cast voting in favor, indicating strong support for our program.

As discussed in the “Compensation Discussion and Analysis” section, above, Applied’s executive compensation program aims to attract, retain, and motivate executives to maximize long-term shareholder return. The program uses a variety of elements including base salary, annual incentives, and long-term incentives in the form of performance shares to reward sustained financial results, SARs to reward stock price appreciation, and RSUs tied to service to help retain executives. Overall, the company targets pay to be in the range of market median levels.

In voting on our compensation program, please consider the following:

Our program has a pay-for-performance orientation.

●	The program aims to pay above median levels only for results that exceed target goals or because of growth in Applied’s stock price.

●	Compensation tied to incentives made up a majority of the 2022 targeted pay of our NEOs.

●	Approximately half (55% for Mr. Schrimsher) of the value of long-term incentives awarded to NEOs in 2022 is tied to achievement of performance goals.

●	Incentive pay tied to financial results can range from 0% to 200% of target award levels, to motivate executives to exceed target goals and to penalize them for falling short.

●

Annual incentive pay includes a component based on the Executive Organization & Compensation Committee’s subjective evaluation of a participant’s individual performance during the year, considering performance relative to strategic objectives.

The program is aligned with long-term value creation and shareholders’ interests.

●	Long-term incentives awarded in 2022 accounted for 40% to 63% of the NEOs’ targeted pay.

●	All long-term incentives are equity-based; their ultimate value depends on the value of our stock.

●	RSU awards have three-year cliff vesting, which we believe is more demanding than typical market practice.

●	Until executives achieve their stock ownership guidelines, they are required to retain net shares received from the exercise of SARs or the vesting of RSUs or performance shares.

●	We prohibit executives from hedging their company shareholdings.

Applied’s executive benefits are aligned with shareholders’ interests and best practices.

●

A decade ago, the Executive Organization & Compensation Committee froze participation in a defined benefit SERP and stopped accruing additional benefits, by virtue of years of service and compensation levels, for existing participants, only one of whom remains active. A more modest defined contribution plan was adopted as a replacement.

52	Applied Industrial Technologies 2022 Proxy Statement

Vote to Approve Executive Compensation

●

Our NEOs are not provided perquisites such as company automobiles or allowances, country club memberships, financial planning and tax return preparation services, and annual physical examinations. In 2013, the committee closed the retiree health care program to new executive officers; only two current officers remain eligible.

●

The company has change in control agreements with four executive officers. The agreements have “double triggers,” meaning they provide benefits only if employment is terminated under certain circumstances following a change in control, as described in “Potential Payments upon Termination or Change in Control” beginning on page 42. This double trigger also applies to the vesting of unvested equity awards. Agreements entered into after 2011, including Mr. Schrimsher’s, do not include a gross-up for excise taxes.

Applied has adopted best practices to govern the program and to mitigate risk taking.

●	The Board holds an annual shareholder advisory vote to approve Applied’s executive compensation, aligned with our shareholders’ preference.

●

The Executive Organization & Compensation Committee uses an independent specialist adviser that provided no other services to Applied during the year, other than consulting on director compensation for the Board’s Corporate Governance & Sustainability Committee. The committee annually assesses the independence of the adviser’s representative.

●	The committee regularly holds sessions dedicated to updates on current and evolving trends in executive compensation.

●	Annually, the committee reviews management’s assessment of risks arising from Applied’s compensation policies and practices.

●	Analytical tools such as tally sheets and share retention analyses keep the committee abreast of executives’ total compensation and equity holdings.

●	The committee maintains consistency in the time of year it grants equity awards.

●	Applied’s incentive plans have limits on payouts or shares that can be earned.

●	Applied includes clawback provisions in its incentive award terms.

We believe our program has been effective, consistent with its primary objectives, as demonstrated when one examines the program’s alignment with Applied’s recent financial results.

Business momentum continued during 2022 and Applied achieved record financial results, supported by our competitive market position and operating discipline amid ongoing inflationary and supply chain pressures. Net sales rose 17.8% and net income rose 77.8%, both to record levels. The NEOs earned annual incentive pay at an average of 166.6% of their individual target values. 2022 earnings under the three-year performance share programs were at 178.9%, 200.0%, and 137.0% of target shares, respectively.

Total shareholder return, considering the change in our stock price and reinvested dividends, rose 7.1% for the year and 78.2% over the five years ended June 30, 2022.

The Board asks that, after considering the information above, the “Compensation Discussion and Analysis,” and the compensation tables and related narrative discussion, you vote for the following advisory resolution:

RESOLVED, that Applied’s shareholders approve, on an advisory, nonbinding basis, the compensation paid to Applied’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.

Applied Industrial Technologies 2022 Proxy Statement	53

Vote to Ratify Appointment of Independent Auditors

This advisory resolution will be approved if it receives the affirmative vote of a majority of shares cast. Abstentions and broker non-votes will not affect the outcome. Except for broker non-votes, if no voting specification is made on a properly returned and signed proxy card, the proxies named on the proxy card will vote for this resolution. The Board and its Executive Organization & Compensation Committee will review the voting results and consider them in making future executive compensation decisions.

The Board of Directors recommends you vote FOR this proposal approving the compensation paid to Applied’s named executive officers.

ITEM 3: VOTE TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2023. The committee made the appointment after evaluating the firm and its performance, as well as the potential impact of changing auditors. Deloitte has confirmed it is not aware of any relationship between the firm (and its affiliates) and Applied that may reasonably be thought to bear on its independence.

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their related entities billed the following fees, including expenses, to Applied for fiscal years 2022 and 2021:

Type of Fees	Fiscal 2022 ($)	Fiscal 2021 ($)

Audit Fees	2,032,900	1,860,200

Audit-Related Fees	25,700	25,000

Tax Fees	461,900	411,100

All Other Fees	4,100	4,100

Audit-Related Fees in 2022 and 2021 included amounts for debt compliance reports and other agreed on procedures.

Tax Fees in 2022 were for tax compliance and return preparation ($138,200) and consulting ($323,700) and in 2021 were for tax compliance and return preparation ($130,700) and consulting ($280,400).

All Other Fees in 2022 and 2021 reflect charges for an annual subscription to an accounting research tool.

The Audit Committee pre-approves services performed by the independent auditors in an effort to ensure that the provision of the services to Applied, and the related fees, do not impair the auditors’ independence. If a type of service to be provided is not included in the committee’s general pre-approval, then it requires specific pre-approval. In addition, services exceeding pre-approved cost levels require additional committee approval. The committee has delegated pre-approval authority to its chair, provided that the committee reviews the chair’s action at its next regular meeting. The committee also reviews, at each regular meeting, reports summarizing services provided by the auditors.

Unless otherwise indicated, the accompanying proxy will be voted to ratify Deloitte’s appointment. Ratification requires the affirmative vote of a majority of shares cast at the meeting. If Deloitte withdraws or otherwise becomes unavailable for reasons not currently known, the proxies will vote for other independent auditors, as they deem appropriate.

We expect a Deloitte representative to attend the meeting and be available to respond to appropriate questions.

The Board of Directors recommends you vote FOR ratifying

the appointment of the independent auditors.

54	Applied Industrial Technologies 2022 Proxy Statement

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and SEC and NYSE rules, and operates under a written charter. The charter is posted via hyperlink from the investor relations area of Applied’s website at www.applied.com. The committee’s responsibilities are summarized at page 14 of this proxy statement.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for the fiscal year ended June 30, 2022, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche LLP. The committee also discussed with the independent auditors the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The independent auditors also provided to the committee the letter and written disclosures required by applicable PCAOB requirements regarding the independent accountant’s communications with the audit committee concerning independence. The committee discussed with Deloitte their independence and considered whether their provision of non-audit services to Applied, and the related fees, are compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board that the audited financial statements be included in Applied’s 2022 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Vincent K. Petrella, Chair

Madhuri A. Andrews

Mary Dean Hall

Dan P. Komnenovich

Robert J. Pagano, Jr.

Applied Industrial Technologies 2022 Proxy Statement	55

Other

DELINQUENT SECTION 16(a) REPORTS

Applied’s officers and directors, and persons who beneficially own more than 10% of Applied’s stock, must file initial reports of ownership and reports of changes in ownership with the SEC and furnish copies to Applied.

Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from officers and directors, we believe that during the fiscal year ended June 30, 2022, all filing requirements were satisfied on a timely basis.

SHAREHOLDER PROPOSALS AND NOMINEE SUBMISSIONS FOR 2023 ANNUAL MEETING

Shareholders’ proposals for inclusion in our 2023 annual meeting proxy statement must be received by Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115, no later than May 13, 2023.

Under Ohio law, only proposals included in the meeting notice may be raised at a meeting of shareholders. Accordingly, to nominate a director candidate or bring other business from the floor of the 2023 annual meeting, you must notify the Secretary in writing. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2023 annual meeting in support of director nominees other than the Board’s recommended nominees must provide notice to Applied that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934. In either case, the notice must be provided by August 26, 2023.

HOUSEHOLDING INFORMATION

Only one set of this proxy statement and annual report is being delivered to multiple shareholders sharing an address unless Applied received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single set of the proxy statement and annual report was delivered wishes to receive a separate copy of either, the shareholder should contact Applied’s registrar, Computershare Trust Company, N.A., by calling 1-800-988-5291 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. The shareholder will be delivered, without charge, a separate copy promptly on request.

If shareholders at a shared address currently receiving multiple copies of the proxy statement and annual report wish to receive only a single copy of the documents, they should contact Computershare in the manner described above.

OTHER MATTERS

The Board of Directors does not know of other matters to be presented at the meeting. If other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors,

Fred D. Bauer

Vice President-General Counsel & Secretary

September 9, 2022

56	Applied Industrial Technologies 2022 Proxy Statement

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC.

PROXY MATERIALS VIA THE INTERNET!

Please consider receiving future Applied proxy notifications in electronic form rather than in print!

While voting via the Internet, simply provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone company. The material is available at: www.applied.com/access-proxy.

Applied Industrial Technologies 2022 Proxy Statement	57

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 24, 2022 at 11:59 P.M., local time. (October 20, 2022 for Retirement Savings Plan Participants).

Online Go to www.investorvote.com/AIT or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AIT

2022 Annual Meeting Proxy/Instruction Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:									+

	For	Withhold		For	Withhold		For	Withhold
01 - Mary Dean Hall	☐	☐	02 - Dan P. Komnenovich	☐	☐	03 - Joe A. Raver	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.	☐	☐	☐	3.	To ratify the Audit Committee’s appointment of independent auditors.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛		1 P C F	+
0309ZA

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AIT

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy/Instruction Card for Applied Industrial Technologies, Inc.	+

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 25, 2022, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees and FOR Proposals 2 and 3.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees and FOR Proposals 2 and 3.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE.

SEE REVERSE SIDE

C	Non-Voting Items

Change of Address – Please print new address below.

⬛	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2022 Annual Meeting Proxy/Instruction Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	+

	For	Withhold		For	Withhold		For	Withhold
01 - Mary Dean Hall	☐	☐	02 - Dan P. Komnenovich	☐	☐	03 - Joe A. Raver	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.	☐	☐	☐	3. To ratify the Audit Committee’s appointment of independent auditors.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

⬛		1 U P X	+
030A0A

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy

▼   IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy/Instruction Card for Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 25, 2022, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees and FOR Proposals 2 and 3.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees and FOR Proposals 2 and 3.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE